                          LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 20th day of October, 1995, by and between Sanwa
Business Credit Corporation, a Delaware corporation ("Lender"), and Wico Corporation, a Delaware corporation ("Borrower").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Borrower desires to borrow funds and obtain other financial accommodations from Lender, and Lender is willing to make certain loans and provide other financial accommodations to Borrower upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extension of credit heretofore, now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto hereby agree as follows:

          1.  DEFINITIONS.
              ------------

          1.1 General.
              --------

          "Account Debtor" shall mean any Person who is or who may become obligated to Borrower or Gaming Supply under, with respect to, or on account of an Account or a Gaming Supply Account.

          "Accounts" shall mean all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter acquired by Borrower.

          "Accounts Report" shall mean a report delivered to Lender by Borrower, as required by Section 6.2, specifying for each Account Debtor obligated on the Accounts or the Gaming Supply
Accounts, such Account Debtor's name, address and outstanding balance.

          "Adjusted Net Worth" shall mean, as of any particular date, the consolidated net worth of Conquest Industries Inc., a Delaware corporation ("Conquest"), as of such date, as determined in accordance with Generally Accepted Accounting Principles.

          "Affiliate" shall mean any and all Persons (a) that directly or indirectly, through one or more intermediaries, control or are controlled by or are under common control with Borrower, (b) that directly or beneficially own or hold 5% or more of any class of the voting stock of Borrower, or (c) 5% or more of whose voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) is owned directly or beneficially or held by Borrower. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a

Person, whether through the ownership of voting securities, by contract or otherwise.

           "Ancillary Agreements" shall mean all Security Documents and all agreements, instruments and documents, including without limitation, the Gaming Disposition Side Letter and all notes, guaranties, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements and trust account agreements whether heretofore, now, or hereafter executed by or on behalf of Borrower or any other Guarantor or delivered to Lender or any Participant with respect to this Agreement.

           "Base Rate Option" shall mean the interest rate option described in Section 2.3(A)(i).

           "Base Rate Portion" shall mean the portion of the Revolving Loan, if any, which bears interest at the rate described in Section 2.3(A)(i).

           "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day, other than a Saturday or Sunday, on which the main lobby of the Depository Bank and Lender are open for business with the general public, and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR Rate Portion of the Revolving Loans, any day that is a Business Day described in clause (a) above and that it also a day for trading by and between banks in U.S. Dollar deposits in the applicable interbank LIBOR market.

           "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all capital leases which are required to be capitalized on the balance sheet) made by Borrower that, in conformity with Generally Accepted Accounting Principles, are required to be included in the property, plant or equipment, or similar fixed asset account, of Borrower.

           "Charges" shall mean all national, federal, state, county, city, municipal, or other governmental (including, without limitation, the Pension Benefit Guaranty Corporation) taxes, levies, assessments, Charges, liens, Claims or encumbrances upon or relating to (i) the Collateral, (ii) the Liabilities, (iii) Borrower's and Gaming Supply's employees, payroll, income or gross receipts, (iv) Borrower's and Gaming Supply's ownership or use of any of its respective assets, or (v) any other aspect of Borrower's or Gaming Supply's business.

           "Collateral" shall mean all of the property and interests in property described in Section 5.1 and all other property and



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interests in property, whether realty or personalty, which shall, from time to time, secure any part of the Liabilities, including without limitation the Accounts, Inventory, Equipment and General
Intangibles.

           "Collateral Availability" shall have the meaning ascribed to it in Section 2.1.

           "Collateral Overadvance Facility" shall have the meaning ascribed to it in Section 2.1.

           "Debt Service Coverage" shall mean with respect to any period, the ratio of (i) the consolidated Net Income of Parent for such period, plus interest, income taxes, depreciation, amortization and losses attributable to the sale of assets outside of the ordinary course of business which were deducted in determining Net Income for such period, to (ii) without duplication, interest, capital lease, tax and preferred dividend payments by Parent, principal payments with respect to Indebtedness and Capital Expenditures scheduled to be paid during such period.

           "Default" shall mean the occurrence or existence of any one or more of the events described in Section 11.1.

           "Depository Bank" shall mean the banking institution which is referred to in Section 4.3 and which shall be the signatory to the Special Deposit Agreement a form of which is attached hereto as Exhibit 1.1.

           "EBITDA" shall mean, with respect to any period, Parent's consolidated net earnings (or loss) before interest expense, taxes, depreciation and amortization for such period.

           "Eligible Accounts" shall mean those Accounts included in an Accounts Report which, as of the date of such Accounts Report and at all times thereafter (i) satisfy the requirements for eligibility as described in Section 3.1, (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants, warranties and other provisions of this Agreement, and (iii) Lender, in its reasonable credit judgment, deems to be Eligible Accounts.

           "Eligible Inventory" shall mean those items of Inventory included in an Inventory Report which, as of the date of such Inventory Report and at all times thereafter (i) satisfy the requirements for eligibility as described in Section 3.2, (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants, warranties and other provisions of this Agreement, and (iii) Lender, in its reasonable credit judgment, deems to be Eligible Inventory.

           "Environmental Laws" shall mean any federal, state, county, city, municipal or other laws, statutes, rules, regula-

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tions, orders, consent decrees, Permits or licenses, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including without limitation such laws, statutes, rules, regulations, orders, consent decrees, permits or licenses relating to (a) solid waste and/or Hazardous Materials treatment, storage, disposal, generation and transportation, (b) air, water and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the generation, handling, storage, transportation or Release into the environment of Hazardous Materials, and (e) regulation of underground and aboveground storage tanks.

           "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment and fixtures, including without limitation furniture, machinery, vehicles, trade fixtures and the property described on Exhibit 1.2, together with any and all accessories, parts and appurtenances thereto, substitutions therefor and replacements thereof.

           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

           "Event of Default" shall mean any event or condition which, with the passage of time or the giving of notice or both, would constitute a Default.

           "Excess Availability" shall have the meaning ascribed to it in Section 4.6(E).

           "Financials" shall mean those financial statements attached hereto as Exhibit 1.3 or delivered to Lender pursuant to
Section 10.1(F)(i) and 10.1(F)(ii).

           "Gaming Disposition" shall mean the disposition of Gaming Supply by Parent on the terms and conditions set forth in the Gaming Disposition Side Letter.

           "Gaming Disposition Side Letter" shall mean that certain letter agreement of even date herewith among Borrower, Lender, Gaming Supply, Parent and Conquest and pertaining to the Gaming
Disposition.

           "Gaming Supply" shall mean Wico Gaming Supply Co., a
Delaware corporation and, as of the date of this Agreement, a wholly-owned subsidiary of Parent.

           "Gaming Supply Accounts" shall mean, for the period of time in which Gaming Supply is a wholly-owned subsidiary of Parent, all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter acquired by Gaming
Supply.

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           "Gaming Supply Eligible Accounts" shall mean those Gaming
Supply Accounts included in an Accosts Report which, as of the date of such Accounts Report and at all times thereafter (i) satisfy the requirements for eligibility as described in Section
3.1, (ii) do not violate the negative covenants and other provisions of this Agreement and the Ancillary Agreements and do satisfy the affirmative covenants, warranties and other provisions of this Agreement and the Ancillary Agreements, and (iii) Lender, in its reasonable credit judgment, deems to be Gaming Supply
Eligible Accounts.

           "Gaming Supply Eligible Inventory" shall mean those items of Gaming Supply Inventory included in an Inventory Report which, as of the date of such Inventory Report and at all times thereafter
(i) satisfy the requirements for eligibility as described in
Section 3.2, (ii) do not violate the negative covenants and other provision of this Agreement and the Ancillary Agreements and do satisfy the affirmative covenants, warranties and other provisions of this Agreement and the Ancillary Agreements, and (iii) Lender, in its reasonable credit judgment, deems to be Gaming Supply Eligible Inventory.

           "Gaming Supply Inventory" shall mean, for the period of time in which Gaming Supply is a wholly-owned subsidiary of Parent, all finished goods and component parts inventory of Gaming Supply, including, without limitation, inventory in transit, wherever located and whether now owned or hereafter acquired by Gaming Supply which is or may at any time be held for sale or lease.

           "General Intangibles" shall mean all choses in action, general intangibles, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by Borrower. Without in any way limiting the generality of the foregoing, General Intangibles specifically includes, without limitation, all corporate or other business records, security deposits, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, franchises and tax refund claims in which Borrower has an interest and all letters of credit, guarantee claims, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor of any Accounts.

           "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

           "Guarantor" shall mean any Person, other than Borrower, who is liable for the payment of any of the Liabilities, either



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
primarily or secondarily (as a guarantor or an accommodation party).

           "Hazardous Materials" shall mean any flammable or explosive materials, petroleum and petroleum derivatives (including crude oil and its fractions), radioactive materials, hazardous wastes, toxic substances or related materials, including without limitation polychlorinated biphenyls, asbestos, ureaformaldehyde insulation, industrial process and pollution control waste and any substances defined as, or included in the definition of toxic or hazardous substances, wastes or materials under any Environmental Laws.

           "Indebtedness" as applied to any Person, shall mean: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with Generally Accepted Accounting Principles; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any lien, claim, encumbrance or security interest on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Without in anyway limiting the generality of the foregoing, Indebtedness of Borrower specifically includes (i) the Liabilities and (ii) all liabilities evidenced by the NatWest Documents.

           "Initial Term" shall have the meaning ascribed to it in
Section 2.4.

           "Intercreditor Agreement" shall mean that certain
Intercreditor Agreement of even date herewith between Lender and NatWest and consented to by Borrower and Guarantors.

           "Interest Coverage" shall mean with respect to any period, the ratio of (i) consolidated Net Income of Parent for such period, plus interest and income taxes deducted in determining Net Income for such period, to (ii) interest of Borrower paid or accrued during such period.

           "Interest Period" shall have the meaning ascribed to such term in Section 2.3(G).

           Interest Rate Determination Date" shall have the meaning ascribed to such term in Section 2.3(G).

           "Inventory" shall mean all goods, inventory, merchandise and other personal property, including, without limitation,




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
inventory in transit, wherever located and whether now owned or hereafter acquired by Borrower which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in Borrower's business, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower.

           "Inventory Report" shall mean a report delivered to Lender by Borrower, as required by Section 7.2, consisting of a detailed listing of all Inventory and Gaming Supply Inventory as of the date of such Inventory Report describing the kind, type, quality, quantity, location and the market value (computed on a first-in, first-out basis) of such Inventory and Gaming Supply Inventory.

           "Liabilities" shall mean all of Borrower's liabilities, obligations, indebtedness, covenants and duties owing to Lender, of any kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever created, incurred, acquired, or owing, under this Agreement or any Ancillary Agreement, whether primary, secondary, direct, absolute, contingent, fixed or otherwise (including, without limitation, interest, charges, expenses, reasonable attorneys fees and other sums chargeable to Borrower by Lender, future advances made to or for the benefit of Borrower and obligations of performance), whether arising by reason of an extension of credit, loan, guaranty, indemnification, reimbursement of any obligations with respect to any letter of credit or letter of credit guaranty or in any other matter.

           "LIBOR Rate" shall mean, for any LIBOR Rate Portion, the per annum rate of interest which is ordinarily reported on page 3750 of the Telerate Matrix (in U.S. Dollars) for a principal amount substantially equal to the amount of such LIBOR Rate Portion and having a maturity comparable to the Interest Period proposed to be applicable to such LIBOR Rate Portion, as quoted to Borrower by Lender; provided, however, if, for whatever reason, Lender shall be unable to ascertain the LIBOR Rate pursuant to the preceding provisions, the LIBOR Rate in such circumstances shall be the rate per annum determined by Lender by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of one percent) (i) the per annum rate of interest at which deposits in U.S. Dollars in an amount substantially equal to such LIBOR Rate Portion and having a maturity Comparable to the Interest Period proposed for such LIBOR Rate Portion, are offered Lender or its affiliates in the London interbank market at approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, by (ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day whiCh is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other

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
governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

           "LIBOR Rate Option" shall mean the interest rate option described in Section 2.3(A)(ii).

           "LIBOR Rate Portion" shall mean the portion of the Revolving Loan, if any, which bears interest at the rate described in subsection 2.3(A)(ii).

           "Loan Account" shall have the meaning ascribed to it in
Section 4.1.

           "Maximum Rate" shall have the meaning ascribed to it in
Section 2.3(E).

           "Maximum Revolving Facility" shall mean Fourteen Million Dollars ($14,000,000).

           "NatWest" shall mean NatWest Bank N.A., a national banking association.

           "NatWest Documents" shall mean (i) that certain Amended and Restated Loan Agreement between Borrower and NatWest of even date herewith (the "NatWest Loan Agreement") and (ii) all documents, instruments and agreements contemplated by the NatWest Loan Agreement, including without limitation the "Note", as such term is defined in the NatWest Loan Agreement.

           "Net Income" shall mean the consolidated net income of Parent calculated in accordance with Generally Accepted Accounting Principles.

           "Notice of Conversion/Continuation" shall mean a notice in the form of Exhibit 2.3(C).

           "Overadvance Elimination Period" shall have the meaning ascribed to it in Section 2.1.

           "Parent" shall have the meaning ascribed to it in Section
10.2(C).

           "Participant" shall mean any Person, now or at any time or times hereafter, participating with Lender in the loans made by Lender to Borrower pursuant to this Agreement and the Ancillary
Agreements.





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
      "Permitted Liens" shall mean:

      (i) the liens created in favor of Lender, whether pursuant to this Agreement or any of the Ancillary
Agreements or otherwise;

      (ii) liens for taxes, assessments, governmental charges or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith and for which adequate reserves for the payment thereof (as reasonably determined by Lender) have been established by Borrower;

    (iii) mechanics', materialmen's, carriers', warehousemen's, suppliers' or other like liens arising by operation of law and in the ordinary course of business and securing obligations of a Person that are not overdue or are being contested in good faith and for which adequate reserves for the payment thereof (as reasonably determined by Lender) have been established by Borrower;

      (iv) liens arising or deposits made in connection with worker's compensation, unemployment insurance, old age pensions, social security and other similar benefits which are not overdue or are being contested in good faith and for which adequate reserves for the payment thereof (as reasonably determined by Lender) have been established by Borrower;

      (v) such imperfections of title, covenants, restrictions (including, without limitation, zoning restrictions), easements, rights-of-way, minor defects or irregularities in title and encumbrances on real property which do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which any such lien is imposed;

      (vi) liens in connection with the acquisition of Equipment after the date hereof by way of purchase money security interest financing, and attaching only to the Equipment being acquired, so long as (i) the Indebtedness secured by purchase money security interest liens at any time does not exceed Twenty-Five Thousand Dollars
($25,000.00) with respect to any single acquisition of Equipment and (ii) the aggregate amount of Indebtedness secured by all purchase money security interest liens at any time does not exceed Fifty Thousand Dollars
($50,000.00);

   (vii) liens in favor of NatWest described in, and subject to the terms of, the Intercreditor Agreement; and

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
      (viii) liens existing on the date hereof and listed on
     Exhibit 1.4 hereto.

          "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state,
county,   city,   municipal   or  otherwise,   including,   without
limitation, any instrumentality, division, agency, body or department thereof).

          "Private Placement Notes" shall have the meaning ascribed to it in Section 10.2(C).

          "Prime Rate" shall mean the highest "Prime Rate" of interest quoted, from time to time, by The Wall Street Journal, provided, however, that in the event that The Wall Street Journal ceases quoting a "Prime Rate", "Prime Rate" shall mean the per annum rate of interest quoted as the "Bank Prime Loan" rate for the most recent weekday for which such rate is quoted in Statistical Release H.15(519) published from time to time by the Board of Governors of the Federal Reserve System, provided further that in the event that both of the aforesaid indices cease to be published or to quote rates of the aforesaid types, "Prime Rate" shall be determined from a comparable index chosen by Lender in good faith. The "Prime Rate" shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

          "Release" shall mean any actual or threatened past, present or future releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, seeping, injecting, escaping, leaching, dumping or disposing, whether intentional or not.

          "Reportable Event" shall have the meaning ascribed to it in Section 9.1(0).

          "Revolving Loan" shall have the meaning ascribed to it in
Section 2.1.

          "Security Documents" shall mean this Agreement and all other agreements, instruments, documents, financing statements, notices of assignment, schedules, assignments, mortgages and other written matter necessary or requested by Lender to create, perfect and maintain perfected security interests in the Collateral.

          "Special Collateral" shall have the meaning ascribed to it in Section 5.3.

          1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with Generally
Accepted Accounting Principles.

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
           1.3 OTHER TERMS. All other terms contained in this Agreement which are not otherwise defined in this Agreement shall,

unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Illinois to the extent the same are used or defined therein.

           2.   LOANS; GENERAL TERMS.

           2.1 TOTAL FACILITY. Subject to the terms and conditions of this Agreement, Lender shall make available for Borrower,s use from time to time during the term of this Agreement, upon Borrower's request therefor, a revolving line of credit consisting of advances against Eligible Accounts, Gaming Supply Eligible Accounts, Eligible Inventory and Gaming Supply Eligible Inventory (the "Revolving Loan") in an aggregate principal amount not to exceed, at any time outstanding, the lesser of (A) the Maximum Revolving Facility, and (B) the outstanding amount of Collateral Availability. As used in this Agreement, "Collateral Availability" shall mean and, at any particular time and from time to time, be equal to the sum of:

           (i) Eighty-Five percent (85%) of the net amount of Eligible Accounts and Gaming Supply Eligible Accounts, plus

           (ii) the lesser of:

                (a) Six Million Dollars ($6,000,000) and

                (b) the sum of (x) Fifty-Five percent (55%) of the aggregate market value of Eligible Inventory and Gaming Supply Eligible Inventory (determined on a first-in, first-out basis) consisting of finished goods and (y) the lesser of (A) Three Hundred Thousand Dollars ($300,000) and (B) Twenty percent (20%) of the aggregate market value of Eligible Inventory and Gaming Supply Eligible Inventory
           (determined  on  a  first-in,   first-out   basis)
           consisting of component parts to be assembled into finished goods by Borrower, plus

         (iii) Five Hundred Thousand Dollars ($500,000) (the
      "Collateral Overadvance Facility"), minus

           (iv) such reserves as Lender deems proper and necessary from time to time,

      provided, that (a) Collateral Availability attributable to the value of Gaming Supply Eligible Accounts and the value of Gaming Supply Eligible Inventory shall at no time exceed (i) Four Hundred Thousand Dollars ($400,000) from the date hereof through and including February 20,



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
     1996; (ii) Two Hundred Sixty-Six Thousand Two Hundred and Sixty-Seven Dollars ($266,267) from February 21, 1996 through and including March 20, 1996; (iii) One Hundred Thirty-Three Thousand Three Hundred Thirty Three Dollars ($133,333) from March 21, 1996 through and including April 20, 1996 and (iv) zero (0) from and after April 21, 1996 and (b) the Collateral Overadvance Facility shall be reduced to zero for a minimum of thirty (30) consecutive Business Days (the "Overadvance Elimination Period") selected by Borrower during each fiscal year of Borrower commencing with Borrower's fiscal year ending September 30, 1996. In the event Borrower fails to select an Overadvance Elimination Period before the thirtieth
     (30th) Business Day prior to the end of any fiscal year of Borrower, the Overadvance Elimination Period shall cover the last thirty (30) Business Days of such fiscal year.

          Notwithstanding anything to the contrary in this Section 2.1, Lender may, in good faith and in the reasonable exercise of Lender's credit judgment at any time and from time to time, increase or decrease the advance percentages to be applied to Eligible Accounts, Eligible Inventory, Gaming Supply Eligible Accounts and Gaming Supply Eligible Inventory which are contained in this Section 2.1.

          2.2 ADVANCES TO CONSTITUTE ONE LOAN; LOAN PURPOSE. All loans and advances by Lender to Borrower under this Agreement and the Ancillary Agreements shall constitute one loan and all indebtedness and obligations of Borrower to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation secured by the Collateral.

          2.3 INTEREST.

          (A) RATE OF INTEREST. The Revolving Loans shall bear interest on the unpaid principal amount thereof from the date such Revolving Loans are made and until paid in full at the following rates, as selected by Borrower from time to time as provided in Section 2.3(C):

               (i) BASE RATE OPTION. That portion of the outstanding principal balance of the Revolving Loans subject to this option shall bear interest at a fluctuating rate per annum equal at all times to one and one-half percent (1.50%) in excess of the Prime Rate; provided, that (x) the rate of interest applicable to the Revolving Loans subject to this option shall be decreased to one percent (1.0%) above the Prime Rate if the audited financial statements delivered by Borrower to Lender pursuant to Section 10.1(F)(i) demonstrate that Parent had Net Income greater than Two Million Two Hundred

     Fifty Thousand Dollars ($2,250,000) for any fiscal year of Parent ending on or after September 30, 1996 and no Default and no Event of Default then exists, such rate change to be effective as of the first day of the next calendar month after Lender receives such financial statements, and (y) any portion of the Revolving Loans subject to this option predicated on the Collateral Overadvance
     Facility shall bear interest on the unpaid principal amount thereof at the rate per annum of three percent (3.0%) above the Prime Rate.

         (ii) LIBOR Rate Option. That portion of the outstanding principal balance of the Revolving Loan subject to this option shall bear interest at a fixed rate per annum equal to four and one quarter percent (4.25%) in excess of the LIBOR Rate applicable to such LIBOR Rate Portion; provided, that (x) the rate of interest applicable to the Revolving Loans subject to this option shall be decreased to three and three quarters percent
     (3.75%) above the LIBOR Rate if the audited financial statements delivered by Borrower to Lender pursuant to Section 10.1(F)(i) demonstrate that Parent had Net Income greater than Two Million
     Two Hundred Fifty Thousand Dollars ($2,250,000) for any fiscal year of Parent ending on or after September 30, 1996 and no Default and no Event of Default then exists, such rate change to be effective as of the first day of the next calendar month after Lender receives such financial statements, and (y) any portion of the Revolving
     Loans subject to this option predicated on the Collateral Overadvance Facility shall bear interest on the unpaid principal amount thereof at the rate per annum of five and three quarters percent
     (5.75%) above the LIBOR Rate.

For purposes of this Agreement, outstanding Revolving
Loans shall be deemed to be made first against the Collateral Availability described in subsections (i) and
(ii) of the definition of Collateral Availability and then against the Collateral Overadvance Facility. If on any day notice has not been timely delivered by Borrower to Lender in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day Borrower shall be deemed to have selected the Base Rate Option. The outstanding principal balance of Liabilities other than the Revolving
Loan shall bear interest from the date such Liabilities are incurred until paid in full at the Base Rate Option.

    (B) INTEREST PAYMENTS.  With respect to any Base
Rate Portion, accrued interest shall be payable, in arrears, (i) on the first day of each calendar month, and
(ii) at maturity (whether by acceleration or otherwise) of the Revolving Loans. With respect to any LIBOR Rate
Portion, accrued interest shall be payable (i) on the last day of the applicable Interest Period for such LIBOR
Rate Portion, and (ii) at maturity (whether by accelera-tion or otherwise) of the Revolving Loans.

    (C)   CONVERSION OR CONTINUATION.

          (i) Subject to the provisions of this
    Agreement, Borrower shall have the option (a) as of any date to convert all or any part of its outstanding Base Rate Portion, if any, into one or more LIBOR Rate Portions; (b) as of the last day of its applicable Interest Period, to convert all or any part of a LIBOR Rate Portion to a Base Rate
    Portion on such expiration date; or (c) as of the last day of any Interest Period, to continue all or any part of a LIBOR Rate Portion, and, in the case of clauses (b) and (c) of this paragraph, the succeeding Interest Period of such continued LIBOR
    Rate Portion shall commence on such expiration date; provided, however, no outstanding portion of the Revolving Loans may be continued as, or be converted into, a LIBOR Rate Portion (x) if the continuation of, or the conversion into such LIBOR
    Rate Portion, would violate any of the provisions of Section 2.3(G) or (y) if as of such date an Event of Default or Default would occur or has occurred and is continuing. Notwithstanding any of the foregoing, Borrower may not select the LIBOR
    Rate Option until ten (10) days after the initial funding hereunder.

          (ii) To convert or continue a LIBOR Rate
    Portion under this Section 2.3(C), Borrower shall
    deliver a Notice of Conversion/Continuation in the
    form of Exhibit 2.3(C) to Lender no later than
    12:00 noon (Chicago time) at least three (3)
    Business Days in advance of the proposed
    conversion/continuation  date.    A  Notice of
    Conversion/Continuation shall specify (a) the proposed conversion/continuation date (which shall be a Business Day), (b) the amount of the principal portion of the Revolving Loans to be converted/continued, and (c) whether such portion shall be converted and/or continued. In lieu of delivering a Notice of Conversion/Continuation,
    Borrower may give Lender telephonic notice of any proposed conversion/continuation by the time required under this Section 2.3(C) and such notice shall be confirmed in writing delivered to Lender promptly (but in no event later than 5:00 p.m.
     (Chicago time) on the same Business Day).  Any
     Notice of Conversion/Continuation delivered by
     Borrower (or telephonic notice in lieu thereof) shall be irrevocable when given pursuant to this clause (ii) (whether given in writing or by telephone), and Borrower shall be bound to convert or continue in accordance therewith.

     (D) COMPUTATION OF INTEREST. Interest on all principal Liabilities shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty
(360) days. In computing such interest, the date of the making of the Revolving Loans, the first day of an Interest Period or the date of any conversion into the Base Rate Portion, as the case may be, shall be included and the date of payment, the expiration date of the Interest Period or the date of any conversion from the Base Rate Portion, as the case may be, shall be excluded so long as payment is timely received in accordance with this Agreement.

     (E) DEFAULT RATES. Notwithstanding the rates of interest specified above, effective immediately upon the occurrence of a Default and during the continuance thereof, the principal balance of the Liabilities shall bear interest payable upon Lender's demand therefor, at a rate which is two percent (2%) in excess of the rate otherwise payable under this Agreement. Following the occurrence of a Default, and notwithstanding the payment dates set forth above, Borrower shall pay interest on the Liabilities upon Lender's demand therefor or, so long as no demand has been made, monthly in arrears on the first day of each month.

     (F) MAXIMUM INTEREST RATE. In no event shall any interest rate otherwise payable hereunder exceed the maximum rate permissible by applicable law (the "Maximum
Rate"). If, in any month, any interest rate otherwise payable hereunder, absent such limitation, would have exceeded the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum
Rate, then that interest rate shall remain at the Maximum
Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum
Rate. In the event that, upon payment in full of the Liabilities under this Agreement, the total amount of interest paid or accrued under the terms of this Agree-ment is less than the total amount of interest which would have been paid or accrued if the interest rates set forth in this Agreement had at all times been in effect, then Borrower shall, to the extent permitted by appli-cable law, pay Lender an amount equal to the difference between (i) the lesser of (a) the amount of interest which would have been charged if the Maximum Rate had, at all times from and after the date hereof, been in effect, and (b) the amount of interest which would have accrued had the interest rates set forth in this Agreement, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement.
In the event that Lender has received or provided for interest and Other charges hereunder that constitute interest in excess of the Maximum Rate, then Borrower shall not be obligated to pay the amount of such excess as interest and any excess shall be deemed a mistake and cancelled automatically, and if theretofore paid by Borrower such excess payments hereunder shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance of Liabilities in the inverse order of maturity, and if there are no such Liabilities outstanding, Lender shall refund such excess to Borrower.

     (G) SPECIAL PROVISIONS GOVERNING BORROWER'S
SELECTION OF THE LIBOR RATE OPTION.  With respect to the
LIBOR Rate Portion:

          (i) AMOUNT OF LIBOR RATE PORTION. Each LIBOR
     Rate Portion shall be for a minimum amount of Five
     Hundred Thousand Dollars ($500,000) and in integral multiples of One Hundred Thousand Dollars
     ($100,000) in excess of that amount.

          (ii) DETERMINATION OF INTEREST PERIOD. By giving notice as set forth in Section 2.3(C), Borrower shall have the option, subject to the other provisions of this Section 2.3(G), to select an interest period (each, an "Interest Period") to apply to each LIBOR Rate Portion described in such notice, subject to the following provisions:

          (a) Borrower may only select, as to a parti-cular LIBOR Rate Portion, an Interest
              Period of one (1), two (2) or three (3)
              months in duration;

          (b) In the case of immediately successive
              Interest Periods applicable to the LIBOR
              Rate Portion, each successive Interest
              Period shall commence on the day on which the next preceding Interest Period expires;

               (c)  If any Interest Period would otherwise
                    expire on a day which is not a Business
                    Day, such Interest Period shall be
                    extended to expire on the next succeeding
                    Business Day if the next succeeding
                    Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Interest Period shall expire on the immediately preceding Business Day;

                (d) Borrower may not select an Interest
                    Period as to any LIBOR Rate Portion if
                    such Interest Period expires after a
                    scheduled date of termination of this
                    Agreement; and

                (e) There shall be no more than two (2)
                    Interest Periods in effect at any one
                    time if, after giving effect to such
                    request under Section 2.3(C), there
                    exists a Base Rate Portion; or there
                    shall be no more than three (3) Interest
                    Periods in effect at any one time if,
                    after giving effect to any request under
                    Section 2.3(C), no Base Rate Portion
                    shall exist.

              (iii) DETERMINATION OF LIBOR RATE. As soon as practicable on the second Business Day prior to the first day of each Interest Period (the "Interest Rate Determination Date"), Lender shall determine (pursuant to the definition of "LIBOR Rate") the interest rate which shall apply to the LIBOR Rate Portion for which an interest rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower. Lender's determination shall be presumed to be correct, absent manifest error, and shall be binding upon Borrower.

           2.4  TERM OF AGREEMENT;  PREPAYMENT PREMIUM.     This
Agreement shall be in effect until three (3) years from the date hereof (the "Initial Term") and shall be automatically renewed thereafter for successive periods of one year (the "Renewal Term") unless terminated as provided below. Either party shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party at least ninety (90) days prior written notice of such termination. In addition, Borrower may terminate this Agreement prior to the end of the Initial Term or any Renewal Term subject to the payment of the prepayment premium described below. This Agreement may also be terminated by Lender upon the occurrence of a Default as provided in Section 11. Upon the effective date of termination, all of the Liabilities shall become immediately due and payable without presentment, notice or demand. Notwithstanding any termination, until all of the Liabilities shall have been fully paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral, Borrower shall continue to remit collections of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement and the Ancillary Agreements. If, during the Initial Term or any Renewal Term, this Agreement is terminated by Borrower, Borrower shall pay to Lender a prepayment premium equal to (i) three percent (3.0%) of the Maximum Revolving Facility, if such termination occurs on or prior to the first anniversary of the date hereof, (ii) two percent (2.0%) of the Maximum Revolving Facility, if such termination occurs after the first anniversary but on or prior to the second anniversary of the date hereof, and (iii) one percent (1.0%) of the Maximum Revolving Facility, if such prepayment occurs after the second anniversary of the date hereof but prior to the third anniversary of the date hereof, or after the third anniversary of the date hereof but prior to the end of the then current Renewal Term.

           2.5 CREDIT AVAILABILITY CHARGE. Lender has determined that it cannot profitably extend financing accommodations to Borrower unless Lender earns at least Thirty-Five Thousand Dollars ($35,000) in interest upon the Maximum Revolving Facility during each month of the Initial Term and each Renewal Term. To compensate Lender for the costs of being prepared to make funds available to Borrower, Borrower agrees that if, during any such month, the total amount of interest earned with respect to the Maximum Revolving Facility is less than Thirty-Five Thousand Dollars ($35,000), then Borrower shall pay to Lender at the end of each such month a Credit Availability Charge equal to the positive difference between the amount of interest accrued during such month and Thirty-Five Thousand Dollars ($35,000). The aforesaid Credit Availability Charge is in addition to any other applicable fees and charges and shall be payable monthly during the Initial Term and during each Renewal Term or immediately upon termination if this Agreement is terminated prior to the end of the Initial Term or a Renewal Term.

           2.6 CLOSING FEE. Borrower shall pay to Lender a non-refundable closing fee equal to One Hundred Forty Thousand Dollars ($140,000) fully earned and payable on the date hereof.

                   3.  ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY.

           3.1 ELEGIBLE ACCOUNTS. Upon Borrower's delivery to Lender of an Accounts Report, Lender shall, in its reasonable credit judgment, determine which individual Accounts and Gaming Supply Accounts listed thereon are Eligible Accounts or Gaming Supply Eligible Accounts. Without limiting Lender's discretion to make such determination, the following Accounts and Gaming Supply

Accounts shall not be deemed to be Eligible Accounts or Gaming
Supply Eligible Accounts:

           (A) Any Account and any Gaming Supply Account which does not arise from the sale of goods that have been shipped or delivered on open account and on an absolute sale basis and accepted by the appropriate party;

           (B) Any Account and any Gaming Supply Account with respect to which the Account Debtor's obligation to pay such Account or Gaming Supply Account is conditioned upon the Account Debtor's approval of the goods the sale of which gave rise to such Account or Gaming Supply Account or is otherwise subject to any repurchase obligation or return right as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis;

           (C) Any Account and any Gaming Supply Account with respect to which the Account Debtor has returned or rejected all or a part of the goods the sale of which gave rise to such Account or Gaming Supply Account, but only to the extent of that portion of such Account or Gaming Supply Account attributable to the returned or rejected goods;

           (D) Any Account and any Gaming Supply Account which is evidenced by chattel paper or an instrument of any kind;

           (E) Any Account and any Gaming Supply Account with respect to which the Account Debtor is insolvent or the subject of any bankruptcy or insolvency proceeding of any kind or Lender is not satisfied with the creditworthiness of such Account Debtor;

           (F) Any Account and any Gaming Supply Account owing from an Account Debtor located outside the United States, unless such Account Debtor has furnished Borrower or Gaming Supply (as applicable) with either (i) an irrevocable letter of credit which has been issued or confirmed by a financial institution acceptable to Lender, is in form and substance acceptable to Lender, has been assigned to Lender, is payable in U.S. Dollars in an amount not less than the face value of such Account or Gaming Supply Account and is otherwise an Eligible Account or Gaming Supply Eligible Account or (ii) provided that such Account or Gaming Supply Account is in excess of $25,000, a guaranty, in form and substance satisfactory to Lender, of such Account or Gaming Supply Account executed and delivered by a Person (x) domiciled in any state in the United States; (y) owning all of the outstanding capital stock of such Account Debtor and (z)
with financial condition and creditworthiness satisfactory to Lender;

     (G) Any Account and any Gaming Supply Account which is not the valid, legally enforceable obligation of the Account Debtor with respect thereto or any Account and any Gaming Supply Account subject to a contra or with respect to which the Account Debtor has asserted any offset, counterclaim or defense denying liability thereunder;

     (H) Any Account and any Gaming Supply Account which is not subject to and covered by Lender's security interest or is subject to any other lien, claim, encumbrance or security interest other than a lien, claim, encumbrance or security interest in favor of NatWest and subordinated in favor of Lender pursuant to the Intercreditor Agreement;

     (I) Any Account and any Gaming Supply Account which is not evidenced by an invoice or other documentation in form acceptable to Lender;

     (J) Any Account and any Gaming Supply Account which remains unpaid more than Sixty (60) days from its due date (not to exceed One Hundred Twenty (120) days past invoice date);

     (K) All Accounts and all Gaming Supply Accounts owing from an Account Debtor if fifty percent (50%) or more of such Accounts or Gaming Supply Accounts are unpaid more than sixty (60) days from their due date (not to exceed One Hundred Twenty (120) days past their invoice date);

     (L) Any Account and any Gaming Supply Account with respect to which the Account Debtor is located in the State of New Jersey or Minnesota, unless Borrower or
Gaming Supply, as applicable, has filed a Notice of Business Activities Report with the New Jersey Division of Taxation or Minnesota Department of Revenue, as appli-cable, for the then current year;

     (M) Any Account and any Gaming Supply Account with respect to which the representations and warranties set forth in Section 9.2 have not been reaffirmed and ratified as of the date of the most recent Accounts
Report delivered to Lender;

     (N) Any Account and any Gaming Supply Account which is owing from an employee, officer, agent, director, stockholder or other Affiliate or from the United States of America or any department, agency or instrumentality thereof;

          (O) Any Account and any Gaming Supply Account against which Lender is not legally permitted to make
     Revolving Loans; and

          (P) Any Gaming Supply Account after the earlier to occur of (i) the Gaming Disposition or (ii) the date six
     (6) months from the date hereof.

          3.2 ELIGIBLE INVENTORY. Upon Borrower's delivery to Lender of an Inventory Report, Lender shall, in its reasonable credit judgment, determine which items of Inventory and Gaming Supply Inventory listed thereon are Eligible Inventory and Gaming Supply Eligible Inventory. Without limiting Lender's discretion to make such determination, the following Inventory and Gaming Supply Inventory shall not be deemed to be Eligible Inventory and Gaming Supply Eligible Inventory:

          (A) Any Inventory and any Gaming Supply Inventory which is slow moving, is not in good condition, does not meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods (including the use or sale thereof), is not currently useable or currently saleable in the ordinary course of Borrower's or Gaming Supply's businesses, or is otherwise unacceptable to Lender due to age, type, category or quantity;

          (B) Any Inventory and any Gaming Supply Inventory which (i) is not located at one of the locations listed on Exhibit 3.2(B) attached hereto, (ii) is in the possession of, or located on the premises of, a bailee, warehouseman, processor, vendor or other third party, unless Borrower has delivered to Lender an appropriate waiver from such party in form and substance satisfactory to Lender, (iii) is not subject to and covered by Lender's security interest or (iv) is subject to any other lien, claim, encumbrance or security interest other than liens, claims, encumbrances or security interests in favor of NatWest and subject to the terms of the Intercreditor Agreement;

          (C) Any Inventory and any Gaming Supply Inventory which has been consigned, bailed, sold or leased to any
    Person;

          (D) Any Inventory and Gaming Supply Inventory with respect to which the representations and warranties set forth in Section 9.3 have not been reaffirmed and ratified as of the date of the most recent Inventory Report delivered to Lender;

          (E) Any Inventory and any Gaming Supply Inventory which was purchased by Borrower or Gaming Supply in or as part of a "bulk" transfer or sale of assets unless
     Borrower or Gaming Supply, as applicable, and the seller of such Inventory or Gaming Supply Inventory have complied with all applicable bulk transfer laws;

          (F) Any Inventory and any Gaming Supply Inventory consisting of raw materials or work-in-process; and

          (G) Any Gaming Supply Inventory after the earlier to occur of (i) the Gaming Disposition or (ii) the date six (6) months from the date hereof.

          4.  PAYMENTS.
              ---------
          4.1 LOAN ACCOUNT; METHOD OF MAKING PAYMENTS. Lender shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (i) all loans and advances made by Lender to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Unless otherwise agreed to in writing from time to time hereafter, all payments which Borrower is required to make to Lender under this Agreement or under any of the Ancillary Agreements shall be made by appropriate debits to the Loan Account. Lender may, in its sole and absolute discretion, elect to bill Borrower for any such amounts, in which case the amounts so billed shall be immediately due and payable with interest thereon at the rate set forth in Section 2.3.

          4.2 PAYMENT TERMS. All of the Liabilities shall be payable to Lender at the address set forth in Section 12.10 or such other place as Lender may designate from time to time. The Liabilities will be repayable as follows: (i) interest shall be payable as provided in Section 2.3, (ii) fees, costs, expenses and similar charges shall be payable as and when provided for in this Agreement and the Ancillary Agreements, (iii) the Revolving Loan and other Liabilities shall be payable in full on the effective date of termination of this Agreement, and (iv) if at any time Lender provides written notice to Borrower that the outstanding principal balance of the Revolving Loan exceeds the Collateral Availability or the outstanding principal balance of all of the Liabilities exceeds the Maximum Revolving Facility, Borrower shall immediately pay to Lender such amount as is necessary to eliminate such excess. At Lender's option, all interest, fees, costs, expenses and similar charges required to be made by Borrower to Lender under this Agreement or any of the Ancillary Agreements may be paid by debiting the Loan Account for such interest, fee, cost, expense or charge and crediting the principal balance of the Revolving Loan in the Loan Account.

          4.3 COLLECTION OF ACCOUNTS AND PAYMENTS. During the term of this Agreement, Borrower shall maintain one or more lock boxes and special accounts in Borrower's name with such bank or banks as Lender may from time to time direct ("Depository Bank") to which Borrower will direct its Account Debtors to immediately deposit all remittances and proceeds of the Collateral. In the case of deposits by Borrower, they shall be made to the special accounts in the identical form in which such payment was made, whether by cash or check. Each Depository Bank shall acknowledge and agree, in a manner satisfactory to Lender, that all payments made to a lock box or special account under its administration are the sole and exclusive property of Lender, that Depository Bank has no right of setoff against the funds in such lock box or special account and that after deposit of any funds to the special account, Depository Bank will wire, or otherwise transfer to Lender, in a manner satisfactory to Lender, all funds deposited in the special account. Borrower hereby agrees that all payments made to such lock box or special account or otherwise received by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise, will be the sole and exclusive property of Lender, and will be applied on account of the Liabilities (conditional upon final collection) as provided in Section 4.4 two (2) Business Days after receipt by Lender of immediately available funds with respect thereto. Lender agrees to promptly return to Borrower the balance of any payments remitted to Lender at any time there exist no Liabilities. Borrower and any Affiliates, partners, directors, officers, employees, agents of Borrower and all Persons acting for or in concert with Borrower shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to Lender, at Lender's address set forth in Section 12.10 or such other place as Lender may designate from time to time. Borrower agrees to pay to Lender any and all fees, costs and expenses (if any) which Lender incurs in connection with opening and maintaining the lock box and special account and depositing for collection by Lender any check or item of payment received or delivered to Depository Sank or Lender on account of the Liabilities and Borrower further agrees to reimburse Lender for any claims asserted by Depository Bank in connection with the lock box and special account or any returned or uncollected checks received by Deposit-ory Bank for deposit in the lock box or special account.

          4.4 APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of payments and collections received by Lender from or on behalf of Borrower, and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collec-tions against the Liabilities in such manner as Lender may deem appropriate, notwithstanding any entry by Lender upon any of its books and records. To the extent that Borrower makes a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Liabilities or part thereof intended to be satisfied shall continue in full force and effect, as if such payment(s) or proceeds had not been received by Lender.

          4.5 STATEMENTS. All advances to Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Lender in its internal data control systems showing the date, amount and reason for each such debit and credit. Until such time as Lender shall have rendered to Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on Lender's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Lender by Borrower. Not less than ten (10) days after the last day of each calendar month, Lender shall render to Borrower a statement setting forth the balance of the Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Lender, Borrower shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such state-ment. In the absence of a written objection delivered to Lender as set forth above, Lender's statement of Borrower's Loan Account shall be conclusive evidence of the amount of Borrower's Liabili-ties.

          4.6 CONDITIONS TO ADVANCES. Notwithstanding any other provisions contained in this Agreement, the making of any Revolving Loan provided for in this Agreement shall be conditioned upon the following:

          (A) Lender shall have received by at least 10:00 A.M. Chicago time on the day the advance is requested to be made hereunder, a telephonic request from an officer of Borrower (or any Person authorized by Borrower pursuant to a written list provided to Lender) for an advance to Borrower in a specific amount. Notwithstanding the foregoing, requests for LIBOR Rate
     Portions shall be made as provided in Section 2.3.   In
     addition, Lender shall also have received such Accounts Reports, Inventory Reports, financial reports and other
     information as Lender shall have requested.   Advances
     shall only be made on Business Days;

          (B) No material adverse change, as reasonably determined by Lender, in the financial condition or operations of Borrower shall have occurred since the date hereof;

          (C) Neither a Default nor an Event of Default shall have occurred and be continuing;

          (D) Lender shall have received, in form and
     substance  reasonably  satisfactory  to  Lender,   all
     certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which Lender may at any time reasonably request; and

          (E) Solely with respect to the initial Revolving Loans to be made by Lender on the date hereof, Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that Borrower has at least $750,000 in Excess Availability. For purposes of this Section 4.6(E), "Excess Availability" shall mean the amount equal to (x) the lesser of (i) the Maximum Revolving Facility and (ii) the amount of the Revolving Loans available to Borrower as of the date hereof based on the applicable lending formulas, and subject to the sublimits and reserves set forth in Section 2.1 on the date hereof (including, without limitation, a reserve of Four Hundred Fifty Thousand Dollars ($450,000) for inventory replenishment), minus the sum of (i) the amount of then outstanding and unpaid Liabilities after giving effect to the making of the initial Revolving Loans hereunder, (ii) the amount of all accounts payable of Borrower and Gaming Supply and taxes owing by Borrower and Gaming Supply not current after giving effect to the making of the initial Revolving Loans hereunder and (iii) the payment of all closing and transaction fees and expenses due and payable on the date hereof.

          4.7 SPECIAL PROVISIONS GOVERNING LIBOR RATE PORTIONS.
Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to LIBOR Rate
Portions as to the matters covered:

          (A) In the event Lender shall have determined
     (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate
     Portions, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for determining the interest rate applicable to such LIBOR Rate Portions on the basis provided for in the definition of LIBOR Rate, Lender shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) no Revolving Loans may be made as, or converted into, LIBOR Rate Portions until such time as Lender notifies Borrower that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Conversion/Continuation Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be modified by Borrower and the LIBOR Rate Portions then being requested shall be made or continued by Lender as Base Rate Portions.

           (B) If Lender shall have determined (which deter-mination shall be final and conclusive and binding upon all parties), with respect to any LIBOR Rate Portion and any pending Interest Period that by reason of (i) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpre-tation thereof and including the introduction of any new law or governmental rule, regulation or order) or (ii) other circumstances affecting Lender or the LIBOR market or the position of Lender or its affiliates in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBOR Rate), the LIBOR Rate shall not represent the effective pricing to Lender for U.S. Dollar deposits of comparable amounts for the relevant period, then, and in any such event, Lender shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Borrower of such determination. Thereafter, Borrower shall pay to Lender, upon written demand therefor, such additional amounts in the form of an increased rate of, or a different method of calculating, interest or otherwise as Lender in its sole discretion shall determine. A certificate as to additional amounts owed Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Borrower by Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

           (C) If on any date Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Portions has become unlawful or impossible under any law, governmental rule, regulation or order with which Lender believes, in good faith, it must comply (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, Lender shall promptly give notice (by telephone confirmed in writing) to Borrower of that determination. Subject to the prior withdrawal of a Notice of Conversion/Continuation or prepayment of the LIBOR Rate Portions as contemplated by the following subsection, the obligation of Lender to make or maintain the LIBOR Rate Portions during any such period shall be terminated at the earlier of the termina-tion of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection is made or, earlier, when required by law, repay or prepay the LIBOR Rate Portions, together with all interest accrued thereon.

          (D) In lieu of paying Lender such additional moneys as are required by Section 4.7(B) or the prepayment of Lender required by Section 4.7(C), Borrower may exercise any one of the following options:.

             (i) If the determination by Lender relates only to LIBOR Rate Portions then being requested by Borrower pursuant to a Notice of Conversion/Continuation, Borrower may by giving notice (by telephone confirmed in writing) to Lender no later than the date immediately prior to the date on which such LIBOR Rate Portions are to be made, withdraw that Notice of Conversion/Con-tinuation and the LIBOR Rate Portions then being requested shall be made by Lender as Base Rate
        Portions; or

             (ii) Upon written notice to Lender, Borrower may terminate the obligations of Lender to make or maintain the Revolving Loans as, and to convert the Revolving Loans into, LIBOR Rate Portions and in such event, Borrower shall, prior to the time any payment pursuant to Section 4.7(C) is required to be made or, if the provisions of Section 4.7(B) are applicable, at the end of the then current Interest
        Period, convert all of the LIBOR Rate Portions into Base Rate Portions but without satisfying the advance notice requirements therein.

        (E) Borrower shall compensate Lender, upon written request by Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lender in connection with the re-employment of such funds) Lender may sustain: (1) if for any reason (other than a default by Lender) a borrowing of any LIBOR Rate Portion does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/ continuation therefor is given pursuant to Section 2.3; (2) if any prepayment of any LIBOR Rate Portion occurs on a date that is not the last day of an Interest Period applicable to that LIBOR Rate; (3) if any prepayment of any LIBOR Rate Portion is not made on any date specified in a notice of prepayment given by Borrower; or (4) as a consequence of any other default by Borrower to repay any LIBOR Rate Portions when required by the terms of this Agreement; PROVIDED, that during the period while any such amounts have not been paid, Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loans.

        (F) Except as provided in Section 4.7(B) with respect to certain determinations on Interest Rate Determination Dates, if, after the date hereof by reason of, (1) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpre-tation of any treaty, law, rule, or regulation, or (2) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

            (i) Lender (or its applicable lending office) shall be subject to any tax, duty, levy, cost or other charge (except for taxes on the overall net income or alternative minimum taxable income of Lender or its applicable lending offiCe imposed by the jurisdiction in which Lender's principal execu-tive office or applicable lending office is organ-ized, located or is doing business) with respect to any LIBOR Rate Portions or its obligation to make
        LIBOR Rate Portions, or the recording, registra-tion, notarization or other formalization of the LIBOR Rate Portions or the basis of taxation of payments to Lender of the principal of or interest or commitment fees or any amount payable on any LIBOR Rate Portions or its obligation to make LIBOR
        Rate Portions shall change; or

            (ii) any reserve (including, without limita-tion, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender's applicable lending office shall be imposed on Lender or its applicable lending office or the interbank LIBOR market,

     and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Portions, or there shall be a reduction in the amount received or receivable by Lender or its lending office, then Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender, within five (5) Business Days after receipt of such notice, demand and appropriate proof of such cost, additional amounts sufficient to indemnify Lender against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount, submitted to Borrower by Lender, shall, except for manifest error, be final, conclusive and binding for all
     purposes.   Any payments to be made by Borrower under
     Section 4.7(B), 4.7(E) or 4.7(F) in respect of LIBOR Rate Portions are to be without duplication.

         (G) Calculation of all amounts payable to Lender under this Section 4.7 shall be made as though Lender had actually funded its LIBOR Rate Portion through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Portion and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; PROVIDED, HOWEVER, that Lender may fund each of its LIBOR Rate Portion in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.7.

         5.  COLLATERAL:  GENERAL TERMS.
             ---------------------------

         5.1 SECURITY INTEREST. To secure the prompt payment and performance of the Liabilities, Borrower hereby grants to Lender a continuing security interest in and to all of the following property and interest in property of Borrower, whether now owned or existing or hereafter acquired or arising and wherever located:
(i) all Accounts, Inventory, Equipment, General Intangibles, tax refunds, chattel paper, instruments, letters of credit, documents and documents of title; (ii) all of Borrower's now owned or hereafter acquired investment property including, without limitation, all securities (certificated and uncertificated), securities accounts and securities entitlements; (iii) all of Borrower's deposit accounts (general or special) with any credits and other claims against Depository Bank or Lender, or any other financial institutions with which Borrower maintains deposits; (iv) all of Borrower's now owned or hereafter acquired monies, and any and all other property of Borrower now or hereafter coming into the actual possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (v) all insurance proceeds of or relating to any of the foregoing; (vi) all of Borrower's books and records relating to any of the foregoing; and (vii) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

         5.2 DISCLOSURE OF SECURITY INTEREST. Borrower shall make appropriate entries upon its financial statements and books and records disclosing Lender's security interest in the Colla-teral.

         5.3 SPECIAL COLLATERAL. If requested by Lender, immediately upon Borrower's receipt of any Collateral which is evidenced or secured by an agreement, chattel paper, letter of credit, instrument or document, including, without limitation, promissory notes, documents of title and warehouse receipts (the "Special Collateral"), Borrower shall deliver the original thereof to Lender or to such agent of Lender as Lender shall designate, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender.

         5.4 FURTHER ASSURANCES. At Lender's request, Borrower shall, from time to time, (i) execute and deliver to Lender all Security Documents that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same, and (ii) take such other actions as Lender may request, in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral. Upon the occurrence of any Default, Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to sign the name of Borrower on any of the Security Documents and to deliver any of the Security Documents to such Persons as Lender, in its sole discretion, may elect. Borrower agrees that a carbon, photographic, photostatic, or other reproduc-tion of this Agreement or of a financing statement is sufficient as a financing statement.

         5.5 INSPECTION. Lender (by any of its officers, employees or agents) shall have the right, at any time or times during Borrower's usual business hours, without prior notice, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any Person for the purpose of determining or effectuating Borrower's compliance with this Agreement (including Borrower,s independent certified public accountants) and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral; PROVIDED, that Lender shall give Borrower notice prior to discussing Borrower's affairs and finances with any supplier to Borrower.

         5.6 PERFECTION AND PRIORITY; LOCATION OF COLLATERAL. Borrower's chief executive office, principal place of business and all other offices and locations of the Collateral and books and records related thereto (including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral) are set forth on EXHIBIT 3.2(B) attached hereto. Borrower shall not remove its books and records or the Collateral from any such locations (except for removal of items of Inventory upon its sale in accordance with the terms of this Agreement) and shall not open any new offices or relocate any of its books and records or the Collateral except within the conti-nental United States of America and upon at least thirty (30) days prior notice thereof to Lender.

         5.7 LENDER'S PAYMENT OF CLAIMS ASSERTED AGAINST
BORROWER. Lender may, but shall not be obligated to, at any time or times hereafter, in its sole discretion, and without waiving any Default or waiving or releasing any obligation, liability or duty of Borrower or any Guarantor under this Agreement or the Ancillary Agreements, pay, acquire or accept an assignment of any security interest, lien, claim or other encumbrance asserted by any Person against the Collateral except for those security interests, liens, claims or other encumbrances being contested in good faith by Borrower and for which reserves or other appropriate provisions have been made. All sums paid by Lender under this Section 5.7, including all costs, fees (including without limitation reasonable attorneys' fees and paralegals' fees and court costs), expenses and other charges relating thereto, shall be payable by Borrower to Lender on demand and shall be additional Liabilities secured by the Collateral.

           6.  COLLATERAL:  ACCOUNTS.
               ----------------------

         6.1 VERIFICATION OF ACCOUNTS. Any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in Lender's or Borrower's name or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount or any other matters relating to any Accounts by mail, telephone, telegraph or otherwise.

         6.2 ASSIGNMENTS, RECORDS AND ACCOUNTS REPORT. Borrower shall keep accurate and complete records of its Accounts, and shall cause Gaming Supply to keep accurate and Complete records of its Gaming Supply Accounts, and as frequently as Lender shall require, but not less frequently than twice per week, Borrower shall deliver to Lender an Accounts Report and formal written assignments of all Accounts, together with copies of the sales and collection registers and, if requested by Lender, the invoices related thereto. Borrower shall immediately notify Lender of any Account and any Gaming Supply Account that Borrower knows has ceased to be an Eligible Account or Gaming Supply Eligible Account, respectively. Borrower shall also deliver to Lender, upon demand, the original copy of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts and Gaming Supply Accounts included in any Accounts Report and such other matters and information relating to the status of then existing Accounts and Gaming Supply Accounts as Lender shall reasonably request. Borrower shall give Lender prompt notice of all single Accounts and Gaming Supply Accounts in excess of Ten Thousand Dollars ($10,000) at any time or from time to time which are in dispute between any Account Debtor and either of Borrower or Gaming Supply. Each Accounts Report shall identify all disputed Accounts and Gaming Supply Accounts in excess of such amount and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.

          Borrower shall further deliver to Lender as frequently as Lender shall require, but not less frequently than once per month,
(A) an aged trial balance of all Accounts and Gaming Supply Accounts setting forth the aging of all Accounts and Gaming Supply Accounts as well as the Account Debtor's name, address and outstanding balance and (B) an aged trial balance of all accounts payable of Borrower and Gaming Supply setting forth the aging of all such accounts payable as well as each payees name, address and the outstanding amount owing to each such payee.

          7.  COLLATERAL:  INVENTORY.
              -----------------------

          7.1 SALE OF INVENTORY. Unless a Default occurs and Lender directs Borrower to do otherwise as allowed under Section 11, Borrower may sell Inventory, and may permit Gaming Supply to sell Gaming Supply Inventory, in the ordinary course of their respective businesses (which, except in connection with the Gaming Disposition, does not include any transfer in partial or total satisfaction of Indebtedness, sales in bulk, sale on consignment or sales on an approval or sale or return basis). All proceeds of sales by Borrower shall be part of the Collateral and remitted to the special account referred to in Section 4.3. Borrower shall not, and shall not permit Gaming Supply to, rent, lease or otherwise transfer or dispose of any of the Inventory and Gaming Supply Inventory without Lender's prior written consent, except as set forth in this Section 7.1.

          7.2 RECORDS AND SCHEDULES OF INVENTORY. Borrower shall, and shall cause Gaming Supply to, keep correct and accurate monthly records on a first-in, first-out basis, itemizing and describing the kind, type, quality and quantity of Inventory and Gaming Supply Inventory (as applicable), Borrower's or Gaming Supply's cost therefor, and the withdrawals therefrom and additions thereto and Inventory and Gaming Supply Inventory then on consignment (if any, provided that Lender's prior written consent to such consignment must be obtained), and shall furnish to Lender, monthly (weekly, if any Revolving Loans are predicated on the Collateral Overadvance Facility) a current updated Inventory Report, based on the value of Inventory and Gaming Supply Inventory (determined on a first-in, first-out basis). A physical count of the Inventory and, prior to the Gaming Disposition, Gaming Supply Inventory shall be conducted no less than annually and a report based on such count of the Inventory and Gaming Supply Inventory shall promptly thereafter be provided to Lender together with such supporting information including, without limitation invoices relating to Borrower's purchase of goods listed in said report, as Lender shall request.

          7.3 RETURNED AND REPOSSESSED INVENTORY. If at any time prior to the occurrence of a Default, any Account Debtor returns any of the Inventory to Borrower or any of the Gaming Supply Inventory to Gaming Supply, Borrower shall promptly determine the reason for such return and, if Borrower or Gaming Supply accepts such return, issue (or cause Gaming Supply to issue) a credit memorandum (with a copy to be included in the Accounts Report) in the appropriate amount to such Account Debtor. Borrower shall, in all cases, immediately notify Lender of the return of any Inventory and any Gaming Supply Inventory in excess of Ten Thousand Dollars ($10,000), specifying the reason for such return and the location and condition of the returned Inventory or Gaming Supply Inventory. Borrower shall also immediately notify Lender Of any Inventory and any Gaming Supply Inventory that Borrower knows has ceased to be Eligible Inventory or Gaming Supply Eligible Inventory.

          7.4 INVENTORY CONDITION. Borrower shall maintain the Inventory in good and saleable condition and shall cause Gaming Supply to maintain the Gaming Supply Inventory in good and saleable condition. Lender shall not be responsible for (i) the safekeeping of the Inventory or Gaming Supply Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or Gaming Supply Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory or Gaming Supply Inventory. All risk of loss, damage, distribution or diminution in value of the Inventory and Gaming Supply Inventory shall be borne by Borrower and Gaming Supply.

          7.5 EVIDENCE OF OWNERSHIP OF INVENTORY. Upon Lender's request, Borrower shall deliver to Lender evidence, in form and substance satisfactory to Lender, of Borrower's and Gaming Supply's ownership of all of the Inventory and Gaming Supply Inventory, respectively.

          8.  COLLATERAL: EQUIPMENT.
              ----------------------

          8.1 EQUIPMENT RECORDS. Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the kind, type, age and condition of the Equipment, Borrower's cost therefor and accumulated depreciation thereof; and any retirements, sales, or other dispositions thereof, all of which records shall be available during Borrower's usual business hours at the request of any of Lender's officers, employees or agents.

          8.2 EQUIPMENT CONDITION. Borrower shall maintain the Equipment in good condition and repair, ordinary wear and tear excepted. Lender shall not be responsible for (i) safekeeping of Equipment; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Equipment or (iv) any act or default of any carrier, warehousemen, bailee or forwarding agency or any other Person in any way dealing with or handling the Equipment.
All risk of loss, damage, distribution or diminution in the value of Equipment shall be borne by Borrower.

          8.3 VEHICLES. Borrower shall, at the request of Lender, deliver to Lender the original title certificates for all of the vehicles owned by Borrower. Borrower agrees to take all steps necessary to keep each vehicle title in full force and effect in its State of registration. At the request of Lender, Borrower shall execute such agreements and documents as are necessary to reflect Lender's liens on the vehicles.

           9.  WARRANTIES AND REPRESENTATIONS.
               -------------------------------

          9.1 GENERAL WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that:

          (A) (i) Borrower is a Delaware corporation, duly incorporated and validly existing and in good standing under the laws of the State of Delaware and is qualified or licensed as a foreign entity to do business in all other countries, states and provinces in which the laws thereof require Borrower to be so qualified or licensed, except for those other countries, states and provinces in which the failure to be qualified could not reasonably be expected to have a material adverse effect on Borrower's business, operations, assets or financial condition; (ii) Gaming Supply is a Delaware corporation, duly incorporated and validly existing and in good standing under the laws of the State of Delaware, and is qualified or licensed as a foreign entity to do business in all other countries, states and provinces in which the laws thereof require Gaming Supply to be so qualified or licensed, except for those other counties, states and provinces in which the failure to be qualified could not reasonably be expected to have a material adverse effect on Gaming Supply's business, operations, assets or financial condition;

        (B) Neither Borrower nor Gaming Supply has used, during the five (5) year period preceding the date of this Agreement, and neither Borrower nor Gaming Supply intends to use, any fictitious name, except as disclosed in
   EXHIBIT 9.1(B) attached hereto;

        (C) Each of Borrower and Gaming Supply has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement (in the case of Borrower) and the Ancillary Agreements to which it is a party;

          (D) The execution, delivery and performance by Borrower and Gaming Supply of this Agreement and the Ancillary Agreements to which it is a party shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law, rule, regulation, judgment, order or decree or a breach of any provision contained in Borrower's or Gaming Supply's organizational documents or contained in any agreement, instrument, indenture or other document to which Borrower or Gaming Supply is now a party or by which it is bound;

          (E) Borrower's use of the proceeds of any advances made by Lender are, and will continue to be, legal and proper uses (duly authorized), in accordance with applicable laws, rules and regulations, as in effect as of the date hereof;

          (F) Each of Borrower and Gaming Supply has, and is current and in good standing with respect to all
    governmental    approvals,    permits,    certificates,
    inspections, consents and franchises (collectively, "Governmental Approvals") necessary to conduct its business as heretofore conducted by it and to own or lease and operate its properties as now owned or leased and operated by it, except for those Governmental Approvals the failure to be current and in good standing with could not reasonably be expected to have a material adverse effect on Borrower's or Gaming Supply's business, operations, assets or financial condition;

          (G) None of said approvals, permits, certificates, consents or franchises contain any material term, provision, condition or limitation materially more burdensome than such as are generally applicable to Persons engaged in the same or similar businesses as Borrower and Gaming Supply;

          (H) Each of Borrower and Gaming Supply now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and Borrower now owns property the fair saleable value of which is greater than the amount required to pay Borrower's debts;

         (I) Except as disclosed on EXHIBIT 9.1(I) attached hereto, neither Borrower nor Gaming Supply has any litigation pending, or to the best of its knowledge, threatened, and neither Borrower nor Gaming Supply has any Indebtedness (except for trade payables arising in the ordinary course of its business) and has not guaranteed the obligations of any other Person;

         (J) Except as disclosed on EXHIBIT 9.1(J) attached hereto, (i) neither Borrower nor Gaming Supply is a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise; and (ii) neither Borrower nor Gaming Supply is a party to any labor dispute and there are no lockouts, strikes or walkouts relating to any labor contracts and no such contract is scheduled to expire during the Initial Term;

         (K) Borrower has good, indefeasible and merchant-able title to and ownership of the Collateral, free and clear of all liens, claims, security interests and other encumbrances, except for the Permitted Liens;

         (L) Neither Borrower nor Gaming Supply is in violation of any applicable statute, rule, regulation or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting the Collateral or either such entity's business, property, assets, operations or condition, financial or otherwise;

         (M) Neither Borrower nor Gaming Supply is in default under any indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

         (N) The Financials fairly present the assets, liabilities and financial condition and results of operations of Parent and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are material and there has been no material and adverse change in the assets, liabilities or financial or other condition of Parent since the date of the Financials; there exist no equity or investments in or outstanding advances to any Person not reflected in the Financials; there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened, against Borrower or any other Person which might result in any material adverse change in Borrower's financial condition or materially and adversely affect Borrower's business, property, assets or operations or the Collateral;

         (O) Neither Borrower nor Gaming Supply has received notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder and, to the best of its knowledge there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof (a "Reportable Event");

         (P) Each of Borrower and Gaming Supply has filed all federal, state and local tax returns and other reports, or has been included in consolidated returns or reports filed by an Affiliate (provided that in the event that Borrower files a return with an Affiliate, Borrower's contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with an Affiliate), which such entity is required by law, rule or regulation to file and all Charges that are due and payable have been paid;

         (Q) Borrower's execution and delivery of this Agreement or any of the Ancillary Agreements does not directly or indirectly violate or result in a violation of any applicable laws, rules or regulations, including without limitation, the Securities Exchange Act of 1934, as amended, and Regulations U, G, T and X of the Board of GovernOrs of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively), and Borrower does not own or intend to purchase or carry any "margin security," as defined in such Regulations; and

         (R) Except as set forth in EXHIBIT 9.1(R), each of Borrower and Gaming Supply is in compliance in all respects with all Environmental Laws, and neither
    Borrower nor Gaming Supply is subject to any actual or threatened judicial or administrative proceeding, investigation or inquiry into the possibility of violation of any Environmental Laws; neither Borrower nor Gaming Supply is the subject of actual or threatened investigation or inquiry evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment, nor does either such entity have knowledge or notice of the presence on or under any property owned or operated by it, or of the Release of, any Hazardous Material; there is no claim pending or threatened against Borrower or Gaming Supply relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the Release of, or exposure to, any Hazardous Material; neither Borrower, Gaming Supply, nor, to the best of Borrower's knowledge, any predecessor of Borrower or Gaming Supply, has filed, or was required to file, any notice indicating past or present Release, generation, transportation, treatment, storage or disposal of a Hazardous Material nor has Borrower, Gaming Supply, or, to the best of Borrower's knowledge, any predecessor of such entity, engaged in such activity; neither Borrower nor Gaming Supply has known contingent liability in connection with any Release of any Hazardous Material into the environment; and neither Borrower nor Gaming Supply has received notice, nor has reason to expect notice, of any potential liability under any Environmental Laws.

          9.2 ACCOUNT WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that Lender may rely, in determining which Accounts and Gaming Supply Accounts listed on any Accounts Report are Eligible Accounts and Eligible Gaming Supply Accounts, respectively, without independent investigation, on all statements, warranties and representations made by Borrower or Gaming Supply on or with respect to any such Accounts Report and, unless otherwise indicated in such Accounts Report, that:

          (A) Such Accounts and Gaming Supply Accounts are genuine, are in all respects what they purport to be, are not reduced to a judgment and, if evidenced by any instrument, item of chattel paper, agreement, contract or documents, are evidenced by only one executed original instrument, item of chattel paper, agreement, contract or document and, if requested by Lender, such original has been endorsed and delivered to Lender;

          (B) Such Accounts and Gaming Supply Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto,;

          (C) Except for credits issued to any Account Debtor in the ordinary course of Borrower's or Gaming Supply's business for Inventory or Gaming Supply Inventory returned pursuant to Section 7.3, the amounts shown on the Accounts Report, and all invoices and statements delivered to Lender with respect to any Account and any Gaming Supply Account, are actually and absolutely owing to Borrower or Gaming Supply, respectively, and are not contingent for any reason;

          (D) There are no setoffs, counterclaims or disputes existing or asserted with respect to any Accounts and any Gaming Supply Accounts included on an Accounts Report, and neither Borrower nor Gaming Supply has made any agreement with any Account Debtor for any deduction from such Account or Gaming Supply Account, respectively, except for discounts or allowances allowed by Borrower and Gaming Supply in the ordinary course of its business for prompt payment, which discounts and allowances have been disclosed to Lender and are reflected in the calculation of the invoice related to such Account or Gaming Supply Account;

          (E) To the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement of any of the Accounts or Gaming Supply Accounts or tend to reduce the amount payable thereunder from the amount of the invoice shown on any Accounts Report or on any contracts, invoices and statements delivered to Lender with respect thereto;

          (F) To the best of Borrower's knowledge, all Account Debtors are solvent and had the capacity to contract at the time any contract or other document giving rise to or evidencing the Accounts and Gaming
    Supply Accounts was executed;

          (G) The goods, the sale of which gave rise to the Accounts and Gaming Supply Accounts, (i) were produced in full compliance with the Federal Labor Standards Act, 29 U.S.C. SEC. SEC 207 et seq. as amended from time to time, and
    (ii) are not, and were not at the time of the sale thereof, subject to any lien, claim, security interest or other encumbrance, except Permitted Liens;

          (H) Borrower has no knowledge of any fact or circumstances which would impair the validity or collectibility of any of the Accounts and Gaming Supply
    Accounts;

          (I) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial or other condition; and

          (J) The Accounts and Gaming Supply Accounts have not been pledged or sold to any Person or otherwise encumbered and Borrower or Gaming Supply is the owner of the Accounts or Gaming Supply Accounts, respectively, free of all liens and encumbrances except for the Permitted Liens.

          9.3 INVENTORY WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that Lender may rely, in determining which items of Inventory and Gaming Supply Inventory listed on any Inventory Report are Eligible Inventory and Gaming Supply Eligible Inventory, without independent investigation, on all statements, warranties end representations made by Borrower or Gaming Supply on or with respect to any such Inventory Report and, unless otherwise indicated in such Inventory Report, that:

          (A) All Inventory and Gaming Supply Inventory is located on premises listed on EXHIBIT 3.2(B) or is Inventory or Gaming Supply Inventory which is in transit and is so identified on the relevant Inventory Report;

          (B) The Inventory and Gaming Supply Inventory has been produced in full compliance with all requirements of the Federal Labor Standards Act, 29 U.S.C. +SC+SC 207 et seq., as amended from time to time;

          (C) Except as specified on EXHIBIT 3.2(B), no Inventory and no Gaming Supply Inventory is now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name; and

          (D) Borrower and Gaming Supply are the owners of all of the Inventory and Gaming Supply Inventory, respectively, free and clear of all claims, liens and encumbrances except for the Permitted Liens and none of the Inventory and Gaming Supply Inventory has been leased, rented, transferred or sold, either on consignment, on a sale or return basis, on approval, or otherwise.

          9.4 AUTOMATIC WARRANTY AND REPRESENTATION AND REAFFIRMA-TION OF WARRANTIES AND REPRESENTATIONS. Each request for an advance made by Borrower pursuant to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrower to Lender that there does not then exist a Default or an Event of Default, and (ii) a reaffirmation as of the date of said request of all of the warranties and represen-tations of Borrower or any other Person contained in this Agreement and in the Ancillary Agreements.

          9.5 SURVIVAL OF WARRANTIES AND REPRESENTATIONS.
Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and the Ancillary Agreements shall be true at the time of Borrower's execution of this Agreement and the Ancillary Agree-ments, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto.

          10.  COVENANTS AND CONTINUING AGREEMENTS.
               ------------------------------------

         10.1 AFFIRMATIVE COVENANTS. Borrower covenants that it shall, unless Lender consents in writing otherwise:

         (A)  Maintain the following financial covenants:

              (i) At all times during the periods set forth below Conquest shall maintain Adjusted Net Worth in an amount not less than the amount set forth below opposite such period:

              Period                     Amount
              ------                     ------
         From the date hereof
           through December 31, 1995    $1,800,000

         From January 1, 1996
           through March 31, 1996       $2,200,000

         From April 1, 1996
           through December 31, 1996    $2,800,000

         From January 1, 1997
           through March 31, 1997       $3,300,000

         From April 1, 1997
           through September 30, 1997   $3,700,000

         From October 1, 1997
           through December 31, 1997    $4,000,000

         From January 1, 1998
           through March 31, 1998       $4,300,000

         From April 1, 1998
           and thereafter               $4,700,000

              (ii) Parent shall maintain Interest Coverage of not less than 1 to 1 for (a) the calendar quarter ending December 31, 1995; (b) the six month period ending March 31, 1996; (c) the nine month period ending June 30, 1996; (d) the twelve month period ending September 30, 1996 and (e) the twelve month period ending on the last day of each December, March, June and September thereafter (commencing with December 31, 1996).

   (iii) For each period set forth below Parent shall have EBITDA in an amount not less than the amount set forth below opposite such period:

     Period                  Amount
     ------                  ------

October 1, 1995
  through December 31, 1995    $1,410,000

October 1, 1995
  through March 31, 1996       $2,270,000

October 1, 1995
  through June 30, 1996        $2,700,000

October 1, 1995
  through September 30, 1996   $3,567,100

October 1, 1996
  through December 31, 1996    $1,460,000

October 1, 1996
  through March 31, 1997       $2,360,000

October 1, 1996
  through June 30, 1997        $2,810,000

October 1, 1996
  through October 1, 1997      $3,717,000

Each October 1 thereafter
  through the immediately
  following December 31        $1,460,000

Each October 1 thereafter
  through the immediately
  following March 31           $2,360,000

Each October 1 thereafter
  through the immediately
  following June 30            $2,810,000

Each October 1 thereafter
  through the immediately
  following September 30       $3,717,000

     (iv) Parent shall maintain Debt Service
Coverage of not less than 1.25 to 1.0 for (a) the calendar quarter ending December 31, 1995; (b) the six month period ending March 31, 1996; (c) the nine month periOd ending June 30, 1996; (d) the twelve month period ending September 30, 1996 and
(e) the twelve month period ending on the last day
                of each December, March, June and September thereafter (commencing with December 31, 1996).

     (B) Pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participant, of proceeds of Revolving Loans made by Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received or delivered to Lender or any Participant on account of the Liabilities;

     (C) At its sole cost and expense, keep and maintain the Collateral insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks which specified by Lender from time to time by obtaining policies naming Lender as lender's loss payee (none of which shall be cancelable or subject to modification without at least thirty (30) days notice to Lender), with coverage, form and amount and with companies satisfactory to Lender, and at Lender's request will deliver each policy or certificate of insurance together with the applicable loss payee endorsement to Lender. Borrower will collaterally assign to Lender all business interruption insurance. All proceeds of insurance shall be paid to Lender and applied to the Liabilities in such manner as Lender deems appropriate. In addition, Borrower will deliver renewals for all of such policies at least thirty (30) days prior to the expiration date of the subject policy. Without limiting the generality of the foregoing, unless otherwise agreed in writing by Lender, all of such policies shall (i) provide that no act of any person other than Lender will affect Lender's right to recover under such policies; (ii) be in an amount at least equal to the greater of (a) original cost, and (b) replacement value of the Collateral covered thereby; and (iii) contain an agreed-value clause sufficient to eliminate any risk of co-insurance;

     (D) Notify Lender promptly upon learning thereof of any event or occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline;

     (E) Promptly upon Borrower's learning thereof, notify Lender of (i) any material delay in Borrower,s or Gaming Supply's performance of any of its obligations to any Account Debtor and of any assertion of any material claims, offsets, defenses or counterclaims by any Account

Debtor and of any material allowances or credits granted
(including all credits issued for returned or repossessed
Inventory and Gaming Supply Inventory) or other monies advanced by Borrower or Gaming Supply to any Account
Debtor, and (ii) all material adverse information relating to the financial or other conditions of any material Account Debtor;

     (F) Keep books of account and prepare financial statements and furnish to Lender the following (all of the foregoing and following to be kept and prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with the Financials):

           (i) as soon as available, but not later than one hundred twenty (120) days after the close of each fiscal year of Borrower, consolidated and consolidating financial statements of Parent
     (including balance sheets and profit and loss statements with supporting footnotes) as at the end of such year and for the year then ended all in reasonable detail as requested by Lender and examined by a firm of independent certified public accountants of recognized national standing sel-ected by Borrower and containing the unqualified opinion of such independent certified public accountants with respect to the financial state-ments, together with a certificate from such accountants certifying that Lender may rely on such financial statements;

          (ii) as soon as available, but not later than thirty (30) days after the end of each month
     (forty-five (45) days after the end of each month on which one of Borrower's fiscal quarters ends), consolidated and consolidating financial statements of Parent (including balance sheets and statements of profit and loss and of surplus), all in reasonable detail as requested by Lender and certified by Borrower's principal financial officer as prepared in accordance with Generally Accepted
     Accounting Principles (subject to customary fiscal year end adjustments) and fairly presenting the financial position and results of operations of Borrower for such month and the portion of Borrower's fiscal year then elapsed;

         (iii) as soon as available, but not later than sixty (60) days before the beginning of each fiscal year of Borrower, a cash flow projection for such fiscal year on a monthly basis and for each of the next two fiscal years on an annual basis, together with appropriate supporting documents acceptable to Lender; and

         (iv) such other data and information (finan-cial and other) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's or parent's financial condition or results of its operations, or the financial condition of any Person who is a guarantor of any of the Liabilities;

     (G) Except as may occur in the ordinary course of Borrower's business, notify Lender through its scheduled daily (Accounts) or monthly or weekly (Inventory) reports of any Eligible Account, Gaming Supply Eligible Account,
Eligible Inventory or Gaming Supply Eligible Inventory that Borrower knows has ceased to be an Eligible Account, Gaming Supply Eligible Account, Eligible Inventory or
Gaming Supply Eligible Inventory, respectively, and the reason(s) for such ineligibility;

     (H) Notify Lender, promptly upon Borrower's learning of (i) any litigation affecting Borrower or Gaming Supply, whether or not the claim is considered by Borrower to be covered by insurance; and (ii) the institution of any suit or administrative proceeding which in each case may materially and adversely affect
Borrower's or Gaming Supply's business, property, assets, operations or condition, financial or otherwise;

     (I) Provide Lender with copies of all agreements between Borrower or Gaming Supply and any warehouse at which Inventory or Gaming Supply Inventory may, from time to time, be kept and all leases or similar agreements between Borrower and Gaming Supply on the one hand and any Person on the other, whether Borrower or Gaming
Supply is lessor or lessee thereunder;

     (J) Maintain (i) product liability insurance in an amount satisfactory to Lender but in no event less than One Million Dollars ($1,000,000.00); and (ii) general public liability insurance in an amount satisfactory to Lender but in no event less than Five Million Dollars
($5,000,000.00) per occurrence, for bodily injury and property damage, by obtaining policies (none of which shall be cancelable or subject to modification without at least thirty (30) days notice to Lender) in coverage and form and with companies satisfactory to Lender and at Lender's request will deliver each policy or certificate of insurance to Lender. In addition, Borrower will deliver renewals for all of such policies at least thirty
(30) days prior to the expiration date of the subject policy;

     (K) Furnish Lender within five (5) Business Days after the occurrence of any of the following events, with appropriate notice thereof: (i) the happening of a Reportable Event with respect to any profit sharing or pension plan governed by ERISA (such notice shall contain the statement of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto and a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation), (ii) the termination of any such plan, (iii) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan;

     (L) Furnish to Lender a copy of each report which is filed by Borrower or Gaming Supply with respect to any profit sharing or pension plan governed by ERISA promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation and notify
Lender promptly upon receipt by Borrower or Gaming Supply of any notice of the institution of any proceeding or other actions which may result in the termination of any such plans;

     (M) Comply, and cause Gaming Supply to comply, with all applicable Environmental Laws, prevent any property now or hereafter owned or operated by Borrower and Gaming Supply from being in violation of applicable
Environmental Laws, and promptly respond to any on-site or off-site Release of a Hazardous Material into the environment to correct, mitigate, remove, prevent, remediate or clean such Release. Borrower shall, and shall cause Gaming Supply and its and Gaming Supply's respective employees, agents, contractors and subcontractors and any other Persons from time to time present on or occupying property now or hereafter owned or operated by either of Borrower and Gaming Supply to, keep and maintain such property in compliance with applicable Environmental Laws. Neither Borrower nor
Gaming Supply shall, nor shall either entity permit any employees, agents, contractors or subcontractors of such entities to, use, generate, manufacture, handle, treat, store or dispose on, under or about any property now or hereafter owned or operated by either of Borrower and Gaming Supply, or transport to or from such property any Hazardous Materials, except such Hazardous Materials as may be required to be generated, used, stored, manufactured, handled, treated or transported in connection with the permitted uses of such property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor;


         (N) Promptly give notice to Lender upon Borrower's:
     (i) receipt of any notice that Borrower or Gaming Supply is not or might not be in full compliance with requirements of applicable Environmental Laws; (ii) receipt of notice that Borrower or Gaming Supply is subject to investigation or inquiry evaluating whether any corrective or remedial action is needed to respond to the Release of any Hazardous Material; (iii) receipt of notice of claim made or threatened by any Person against Borrower, Gaming Supply or any property now or hereafter owned or operated by Borrower or Gaming Supply, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from Release or exposure to any Hazardous Material; (iv) discovery of any occurrence or condition on any real property adjoining or in the vicinity of any property now or hereafter owned or operated by Borrower or Gaming Supply, or any part thereof, that could cause such property to be subject to clean-up, corrective action, remediation or response under any Environmental Laws; or (v) receipt of notice that any property now or hereafter owned or operated by Borrower or Gaming Supply is, or may be, subject to a lien in favor of any Person for (a) any liability under federal, state or local laws, or (b) damages arising from, or costs incurred by, any Person in response to a Release of a Hazardous Material or other substance into the environment; and

         (O) Continue Steffen Magnell's employment as the Chief Executive Officer of Borrower, except that such employment may be terminated so long as a Chief Executive Officer acceptable to Lender is employed by Borrower within thirty (30) days following the date of Steffen Magnell's termination of employment.

         10.2 NEGATIVE COVENANTS. Borrower covenants that after the date hereof it shall not, and shall cause Gaming Supply not to, take any of the actions described below, without the prior written consent of Lender.:

         (A) Merge or consolidate with or acquire the stock of any Person or acquire assets from any Person (except to the extent such acquisition of assets is permitted under Section 10.2(K));

         (B) Make any investment in the securities of any Person or make loans or other advances of money to any Person; PROVIDED, that Borrower may make loans and advances to (i) Gaming Supply not to exceed Four Hundred Thousand Dollars ($400,000) in the aggregate at any time outstanding until the earlier of (x) the Gaming
Disposition or (y) the date six (6) months from the date of this agreement and (ii) Suncom Technologies, Ltd. ("Suncom") in respect of sales of goods by Borrower to Suncom in the ordinary course of business;

      (C) Declare or pay distributions upon any such entity's equity capital or make any distribution of property or assets; PROVIDED, that Borrower may declare and pay dividends to Wico Holding Corp., a Delaware corporation ("Parent") provided that (a) no Revolving
Loans are then predicated on the Collateral Overadvance
Facility, (b) no Defaults or Events of Default then exist or would be caused by the payment thereof, (c) such dividend payments do not exceed Five Hundred Eighty-One
Thousand Dollars ($581,000) per fiscal year of Borrower minus the sum of (i) cash received by Conquest during such fiscal year from Air L.A., Inc. or its Affiliates in connection with the sale by Conquest to Air L.A., Inc. of the outstanding capital stock of Conquest Airlines Corp.
and (ii) the amount of dividends paid by Gaming Supply to Parent during such fiscal year, and (d) such distributions are distributed by Parent to Conquest and are used by Conquest solely to satisfy current obligations owing in respect of (x) Series A, Series B, Series C, Series D and Series E preferred stock of
Conquest and (y) certain promissory notes issued by Conquest in connection with a July, 1994 private placement in an aggregate amount of $2,737,500.00 (the
"Private Placement Notes");

      (D) Pay any management, consulting or other fees to any Person, except in the ordinary course of business to a Person that is not an Affiliate;

      (E) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of such entity's capital stock or make any material change in such entity's capital structure or in any of its business objectives, purposes and operations;

      (F) Enter into, or be a party to, any transaction with any Affiliate, officer or shareholder of such entity, except in the ordinary course of and pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such entity than would obtain in a comparable arm's length transaction with a Person not an Affiliate, officer or shareholder of such entity;

      (G) Enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Indebtedness or permit a modification of any kind or nature with respect to any Account or Gaming
Supply Account in any material respect, including any of the terms relating thereto, except, during the absence of a Default, in accordance with practices and policies previously disclosed in writing to Lender and for credits given for inventory and Gaming Supply Inventory returned pursuant to Section 7.3;

     (H) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any person, except (i) as set forth on EXHIBIT 9.1(I) attached hereto, (ii) by endorsement of instruments or items of payment for deposit to the general account of Borrower or for delivery to Lender on account of the Liabilities and (iii) Gaming Supply may guarantee
Borrower's repayment of the Liabilities;

     (I) Except for Permitted Liens or as otherwise expressly permitted in the Ancillary Agreements, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of its property; provided, that (i) Borrower and Gaming Supply may sell Inventory and Gaming Supply Inventory in the ordinary course of their business (which, except in connection with the Gaming Disposition, does not include a transfer in partial or total satisfaction of Indebtedness, sales in bulk, sales on consignment or sales on an approval or sale or return basis), (ii) Borrower may sell or otherwise dispose of obsolete Equipment with an aggregate net book value not to exceed Fifty Thousand Dollars
($50,000) in any fiscal year so long as the proceeds thereof are delivered to Lender or used to acquire
Equipment of equal or greater value and (iii) Gaming
Supply may grant a security interest in all or substantially all of its assets to Lender to secure the guarantee described in Section 10.2(H);

     (J) Except as provided on EXHIBIT 9.1(I), incur any Indebtedness for borrowed money (other than the Liabilities and purchase money financing of Equipment to the extent permitted herein) other than Indebtedness which is unsecured or secured by assets other than the Collateral and in each such case is to Persons who execute and deliver to Lender (in form and substance acceptable to Lender and its counsel) subordination agreements subordinating their Claims against Borrower to the payment of the Liabilities;

     (K) Make Capital Expenditures in any fiscal year of Borrower (exclusive of expenditures pursuant to Section

    10.2(L)) in excess of Three Hundred Thousand Dollars
    ($300,000) in each such fiscal year,;

         (L) Make expenditures in connection with the relocation of Borrower's principal place of business in excess of Three Hundred Thousand Dollars ($300,000);

         (M) Amend or modify any of the NatWest Documents or prepay all or any portion of the indebtedness evidenced by any of the NatWest Documents other than (i) as set forth on EXHIBIT 10.2(M); (ii) with the net proceeds of an equity offering by Conquest; or (iii) with the proceeds of loans made to Borrower by a bank or other
    financial   institution   pursuant    to   documentation
    substantially similar to the terms and conditions of the NatWest Documents, in form and substance acceptable to Lender and subordinated in favor of Lender pursuant to documentation substantially similar to the terms and conditions of the Intercreditor Agreement and in form and substance satisfactory to Lender; and

         (N) Change the end of Borrower's and Gaming
    Supply's fiscal year from September 30 of each calendar year.

         10.3 CONTESTING CHARGES. Notwithstanding anything to the contrary herein, Borrower and Gaming Supply may dispute any Charges without prior payment thereof, even if such non-payment may cause a lien to attach to Borrower's or Gaming Supply's assets, provided that Borrower shall give Lender prompt notice of such dispute and shall be diligently contesting or causing Gaming Supply to contest the same in good faith and by an appropriate proceeding and there is no danger of a loss or forfeiture of any of the Collateral and provided further that, if the same are potentially or actually in excess of Fifty Thousand Dollars ($50,000) in the aggregate at any time hereafter, Borrower shall give Lender such additional collateral and assurances as Lender, in its sole discretion, deems necessary under the circumstances, immediately upon demand by Lender.

         10.4 PAYMENT OF CHARGES.  Subject to the provisions of
Section 10.3, Borrower shall pay, and shall cause Gaming Supply to pay, promptly when due all of the Charges. In the event either of Borrower or Gaming Supply, at any time or times hereafter, shall fail to pay the Charges or to promptly obtain the satisfaction of such Charges, Borrower shall promptly so notify Lender thereof and Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or any Default, in its sole discretion, at any time or times thereafter, make such payment or any part thereof (but shall not be obligated so to do), or obtain such satisfaction and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand and shall be additional Liabilities.

         10.5 INSURANCE; PAYMENT OF PREMIUMS. All policies of insurance on the Collateral or otherwise required hereunder shall be in form and amount satisfactory to Lender and with insurers reasonably recognized as adequate by Lender. Borrower shall deliver to Lender evidence of the existence of each policy of insurance and evidence of payment of all premiums therefor and shall deliver evidence of renewals of all such policies to Lender at least thirty (30) days prior to their expiration dates. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, showing all losses payable to Lender. Such endorsement shall provide that the insurance companies will give Lender at least thirty (30) days prior notice before any such policy shall be altered or canceled and that no act or default of Borrower or any other person shall affect the right of Lender to recover under such policy in case of loss or damage. Borrower hereby directs all insurers under such policies to pay all proceeds payable thereunder directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies, endorsing the name of Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies. If Borrower shall fail to obtain or to maintain any of the policies required by this Agreement or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand and shall be additional Liabilities.

         10.6 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT. Except as otherwise expressly provided for in this Agreement and in the Ancillary Agreements, no termination or cancellation (regardless of cause or procedure of this Agreement or the Ancillary Agreements) shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation, the Colla-teral, or any of the undertakings, agreements, covenants, warran-ties and representations of Borrower or Lender contained in this Agreement or the Ancillary Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

          11.  DEFAULT: RIGHTS AND REMEDIES ON DEFAULT.

          11.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a Default:

          (A) Borrower fails to pay any part of the Liabili-ties or any other Indebtedness when due and payable or declared due and payable;

          (B) Borrower fails or neglects to perform, keep or observe any term, provision, condition or covenant contained in this Agreement or in any of the Ancillary
     Agreements;

          (C) A default shall occur and shall not be cured within any applicable cure period, if any, or waived under any material agreement, document or instrument other than this Agreement or any of the Ancillary Agreements now or hereafter existing, to which Borrower or, prior to the Gaming Disposition, Gaming Supply is a party, including without limitation (i) any of the NatWest Documents, (ii) that certain Replacement Promissory Note dated April 28, 1995 executed by Gaming Supply in favor of Shuffle Master, Inc. and (iii) that certain Security Agreement dated April 28, 1995 between Gaming Supply and Shuffle Master, Inc.;

                  (D) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by Borrower, any Guarantor or any of their respective officers, employees or agents, to Lender is not true and correct in any material respect;

          (E) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Colla-teral;

          (F) The Collateral or any of Borrower's or any Guarantor's other assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; an application of a receiver, trustee, or custodian for possession of any of the Collateral or any of Borrower's or any Guarantor's other assets is filed and the same is not dismissed within thirty (30) days after the filing thereof;

          (G) An application is made by Borrower or any Guarantor for the appointment of a receiver, trustee or custodian for any of the Collateral or any of Borrower's or any Guarantor's other assets; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Borrower or any Guarantor and is not dismissed with thirty (30) days after filing; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed by Borrower or any Guarantor; Borrower or any Guarantor makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against Borrower or any Guarantor for its dissolution, liquidation, or termination; Borrower or any Guarantor ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

      (H) Except as permitted in Section 10.3, a notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of Borrower's or any Guarantor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency including, without limitation, the Pension Benefit
Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon the Collateral or any of Borrower's or any Guarantor's other assets;

      (I) Judgment(s) is or are rendered against Borrower in excess of Fifty Thousand Dollars ($50,000) which is not paid or are not stayed within thirty (30) days of the entry thereof;

      (J) Borrower or any Guarantor becomes insolvent or fails generally to pay its debts as they become due;

      (K) If any individual who is a Guarantor shall die or become incompetent;

      (L) If any Guarantor revokes or terminates any guaranty relating to any of the Liabilities or defaults under the terms of any such guaranty;

      (M) If there shall be a change in the ownership structure of Borrower or Gaming Supply as set forth on
EXHIBIT 11.1(M) hereto other than, with respect to Gaming
Supply, in connection with the Gaming Disposition;

      (N) If either Parent or Conquest fails to comply with any of its obligations set forth in the Gaming
Disposition Side Letter within the applicable time periods established therein; or

      (O) Conquest fails to apply any cash or cash equivalents received by Conquest in connection with the disposition by Conquest of any note issued by, or equity interest in, Air L.A., Inc. (including, without limitation, in connection with any public or private offering by Air L.A., Inc.) to reduce any outstanding indebtedness evidenced by the Private Placement Notes.

      11.2 ACCELERATION OF THE LIABILITIES. Upon and after the occurrence of a Default, all of the Liabilities may at any time prior to the cure thereof, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall thereupon become, due and payable.

          11.3 REMEDIES. Upon and after the occurrence of a Default, Lender shall have all of the following rights and remedies:

           (A) All of the rights and remedies of a secured party under the Illinois Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law, and in addition to any other rights and remedies contained in this Agreement and in any of the Ancillary Agreements;

           (B) The right to (i) peacefully enter upon the premises of Borrower or any other place or places where the Collateral is located and kept to the extent per-mitted by law, without any obligation to pay rent to Borrower or any other person, through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require Borrower to assemble and deliver the Collateral to Lender at a place to be designated by Lender;

           (C) The right to (i) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and receive and open Borrower's mail and collect any and all amounts due from Account Debtors, provided that Lender forwards such mail to Borrower, (ii) notify Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein, and
      (iii) direct such Account Debtors to make all payments due from them upon the Accounts, including the Special Collateral, directly to Lender or to a lock box desig-nated by Lender. Lender shall promptly furnish Borrower with a copy of any such notice sent and Borrower hereby agrees that any such notice in Lender's sole discretion, may be sent on Lender's stationery, in which event, Borrower shall, upon demand, co-sign such notice with Lender;

           (D) The right to sell, lease, assign or to other-wise dispose of all or any Collateral in its then condition, or after any further manufacturing or proces-sing thereof, at public or private sale or sales, with such notice as provided in Section 11.4, in lots or in bulk, for cash or on credit, all in accordance with applicable law and as Lender, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit but Lender shall have no obligations thereunder. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegals' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. Lender shall account to Borrower for any surplus. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

           11.4 NOTICE. Borrower agrees that any notice required to be given by Lender of a sale, lease, other disposition of any of the Collateral or any other intended action by Lender, which is personally delivered to Borrower or which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address set forth in Section 12.10, at least ten (10) Business Days prior to any such public sale, lease or other disposition or other action being taken, or the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice thereof to Borrower.

           12.  MISCELLANEOUS.

          12.1 APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY-IN-FACT. Borrower, irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Bor-rower's true and lawful attorney and agent-in-fact and Lender, or Lender's agent, may, without notice to Borrower:

           (A) At any time hereafter, endorse by writing or stamp Borrower's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Colla-teral which come into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Liabilities; and

           (B) At any time after the occurrence of a Default Lender may, at any time priOr to the cure thereof, in Borrower's or Lender's name: (i) demand payment of the Collateral; (ii) enforce payment of the Collateral, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts and the Special Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect the Collateral; (vi) satisfy and release the Accounts and Special Collateral,;
      (vii) take control, in any manner, of any item of payment or proceeds referred to in Section 4.3; (viii) prepare, file and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign Borrower,s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (x) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement; (xi) endorse by writing or stamp the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar informa-tion recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access.

           12.2 MODIFICATION OF AGREEMENT: SALE OF INTEREST. This Agreement and the Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or the Ancillary Agreements or any portion hereof or thereof, including, without limitation, Borrower's right, title, interest, remedies, powers, or duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assign-ment, transfer or other disposition, at any time or times herea-fter, of this Agreement or the Ancillary Agreements or of any portion hereof or thereof, including, without limitation, Lender's right, title interest, remedies, powers, or duties hereunder or thereunder.

           12.3 ATTORNEYS' FEES AND EXPENSES; LENDER'S OUT-OF-POCKET EXPENSES. If, regardless of the existence of a Default or an Event of Default, Lender incurs legal or other costs and expenses or employs counsel, accountants or other professionals for advice or other representation or services in connection with this Agreement or the Ancillary Agreements or any transactions or matters arising thereunder, including without limitation in connection with:

           (A) The preparation, negotiation and execution of this Agreement, all Ancillary Agreements, or any amend-ment, modification or waiver, of this Agreement or any of the Ancillary Agreements;

                  (B) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Ancillary Agreements or Borrower's or any Guarantor's affairs;

           (C) Any attempt to enforce any rights of Lender or any Participant against Borrower or any other Person which may be obligated to Lender or such Participant by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors;

           (D) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any of the Collateral; and

           (E) Any inspection, verification, protection, collection, sale, liquidation or other disposition of any of the Collateral, including without limitation, Lender's periodic or special audits of Borrower's books and records;

then in any such event, the reasonable attorneys' and paralegals' fees and expenses arising from such services and all other incurred expenses, costs, charges and other fees of or paid by Lender in any way or respect arising in connection with or relating to any of the events or actions described in this Section 12.3 shall be payable by Borrower to Lender upon demand and shall be additional Liabilities. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include Uniform Commercial Code and other public record searches; lien filing fees; appraisal costs; surveys; title insurance costs; environmental audit and review costs; counsel and accountants' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges,; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of all such services.

          12.4 WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or of any Ancillary Agreement shall not constitute a waiver, or affect or diminish any rights of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default under this Agreement or any Ancillary Agreement shall not suspend, waive or affect any other Default under this Agreement or the Ancillary Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the under-takings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Ancillary Agreements and no Default under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying suspension or waiver.

          12.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          12.6 PARTIES: ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender. Borrower's successors and assigns shall include, without limita-tion, a trustee, receiver or debtor-in-possession of or for Borrower. Nothing contained in this Section 12.6 shall be deemed to modify Section 12.2. This Agreement is the complete statement of the agreement by and between Borrower and Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.

          12.7 CONFLICT OF TERMS. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Ancillary Agreement, the provision contained in this Agreement shall govern and control.

          12.8 WAIVER BY BORROWER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (i) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE,

SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (ii) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO LENDER'S TAKING POSSESSION OR CONTROL OF, OR TO LENDER'S REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT.

          12.9 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY LENDER IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. BORROWER HEREBY (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT; (ii) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH PERSONAL SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.10 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND
(v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION 12.9 SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OR ANY OTHER JURISDICTION. BORROWER AND LENDER EACH WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND IN ANY COURT TO WHICH BORROWER AND LENDER MAY BOTH BE PARTIES AND BORROWER CONSENTS TO THE GRANTING OF SUCH LEGAL AND EQUITABLE RELIEF AS IS DEEMED BY THE COURT.

          12.10 NOTICE. Except as otherwise provided herein, any notice required hereunder shall be in writing and addressed to the party to be notified as follows:



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
           (A)  If to Lender, at:.

                Sanwa Business Credit Corporation
                One South Wacker Drive
                Chicago, Illinois 60606
                Attention:  Michael Cox, Vice President, Commercial
                                Finance Division

           (B)  If to Borrower, at:

                Wico Corporation
                             6400 Gross Point Road
                             Niles, Illinois 60714
                         Attention:  Steffen I. Magnell

or to such other address as each party may designate for itself in the manner herein prescribed. Notices shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, (iv) if sent by telex, with telex confirmation of receipt (with duplicate notice sent by United States mail as provided above), or (v) if sent by telecopy, with telecopy confirmation of receipt (with duplicate notice sent by United States mail as provided above). Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

         12.11  INDEMNIFICATION.     Borrower  agrees  to  defend,
protect, indemnify and hold harmless Lender and each and all of its officers, directors, employees, attorneys and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including without limitation securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Ancillary Agreements, or any act, event or transaction related or attendant thereto, the making and the management of the advances and other financial accommodations hereunder (including any liability under Environmental Laws) or the use or intended use of the proceeds of the advances and other financial accommodations hereunder; PROVIDED, that Borrower shall not have any obligation to any Indemnified Party hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall be liable for the maximum portion which it is permitted to pay and satisfy under applicable law. Any liability, obligation, loss, damage, penalty, cost or expense incurred by the Indemnified Parties for which Borrower is respon-sible or for which Borrower has indemnified the Indemnified Parties shall be paid to the Indemnified Parties on demand. The provisions of and undertakings and indemnifications set out in this section shall survive the satisfaction and payment of the Liabilities and termination of this Agreement.

         12.12 COVENANT NOT TO SUE RE: ENVIRONMENTA MATTERS. Without limiting any other waiver contained in this Agreement, Borrower hereby forever waives, releases and covenants not to bring any demand, claim, cost recovery action or lawsuit it may now or hereafter have or accrue against any Indemnified Party arising from any violation of Environmental Laws.

         12.13 SUPERVENING ILLEGALITY. If, at any time or times hereafter, there shall become effective any amendment to, deletion from or revision, modification or other change in any provision of any statute, or any rule, regulation or interpretation thereunder or any similar law or regulation, affecting the financing arrange-ments described in this Agreement and/or the selling of partici-pations therein, Borrower shall, at Lender's option, either (i) pay to Lender the then outstanding balance of the Liabilities, and hold Lender harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by Borrower by reason of Lender's failure or inability to comply with the terms of this Agreement or the Ancillary Agreements or (ii) indemnify and hold Lender harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by Lender by reason of such amendment, deletion, revision, modification, or other change.

         12.14 INCREASED CAPITAL. If either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, and Lender determines that the amount of such capital is increased by or based upon the existence of Lender's commitment hereunder to make advances and other financial accommodations, then, upon demand by Lender, Borrower shall immediately pay to Lender, from time to time additional amounts sufficient to compensate Lender in the light of such circumstances, to the extent that Lender determines such increase in capital to be allocable to the existence of or Lender's commitment hereunder to make the advances and other financial accommodations hereunder. A certificate as to such amounts submitted to Borrower by Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

        12.15 SECTION TITLES, ETC. The section titles and table of contents, if any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. All references herein to Sections, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words "herein", "hereof", "hereby", "hereto", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, clause or subdivision hereof. All Exhibits which are referred to herein or attached hereto are hereby incorporated by reference.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                    WICO CORPORATION

                                         /s/ Steffen I. Magnell
                                    By:_______________________________
                                       Name:  Steffen I. Magnell
                                       Title:  CEO

                                    SANWA BUSINESS CREDIT
                                    CORPORATION
                                         /s/ Michael J. Cox
                                    By:_______________________________
                                       Name: Michael J. Cox
                                       Title:  V.P.

Attachments:  Exhibit 1.1, 1.2, 1.3, 1.4, 3.2(B), 9.1(B), 9.1(I),
9.1(J), 9.1(R), 10.2(M) and 11.1(M)





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
                                    EXHIBITS


1.1             Special Deposit Agreement

1.2             List of Equipment

1.3             Financial Statements

1.4             Liens, Claims, Security Interests or Encumbrances

2.3(C)          Notice of Conversion/Continuation

3.2(B)          Inventory Locations, Chief Executive Office

9.1(B)          Fictitious Names

9.1(I)          Pending Litigation; Indebtedness; Guaranties

9.1(J)          Adverse Contracts or Agreements; Labor Issues

9.1(R)          Environmental Conditions

10.2(M)         Permitted Prepayments

11.1(M)         Ownership Structure